UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Gap, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

NOTICE OF ANNUAL MEETING OF GAP INC. SHAREHOLDERS PROXY STATEMENT

May 22, 2018 San Francisco, California

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME Tuesday, May 22, 2018 10:00 a.m., San Francisco Time

ITEMS OF BUSINESS

•       Elect to the Board of Directors the ten nominees named in the attached Proxy Statement;

•       Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 2, 2019;

•       Hold an advisory vote to approve the overall compensation of the named executive officers; and

•       Transact such other business as may properly come before the meeting.

INTERNET AVAILABILITY

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2017 Annual Report to Shareholders are available at: www.gapinc.com (follow the Investors, Annual Reports & Proxy links).

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

ADMISSION TO THE ANNUAL MEETING

You are entitled to attend the Annual Meeting only if you were a Gap Inc. shareholder as of the close of business on March 26, 2018 or you hold a valid proxy for the Annual Meeting. Photo identification is required for admittance. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you will be required to provide proof of beneficial ownership as of the Record Date. Proof of beneficial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, a copy of the Notice of Internet Availability of Proxy Materials if one was mailed to you, or similar evidence of ownership.

By Order of the Board of Directors,

Julie Gruber
Corporate Secretary
April 10, 2018

PLACE Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105

RECORD DATE You must have been a shareholder of record at the close of business on March 26, 2018 to vote at the Annual Meeting.

WEBCAST

You may listen to our Annual Meeting by webcast at www.gapinc.com (follow the Investors, Webcasts links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

PROXY SUMMARY

References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.

These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held on May 22, 2018, at 10:00 a.m., San Francisco Time, at Gap Inc. Headquarters, Two Folsom Street, San Francisco, California 94105 and at any adjournment or postponement thereof (the “Annual Meeting”).

On or about April 10, 2018, we commenced distribution of this Proxy Statement and the form of proxy to our shareholders entitled to vote at the Annual Meeting.

AGENDA	VOTING SHARES

The holders of common stock at the close of business on March 26, 2018 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 389,311,065 shares of common stock outstanding. You may vote your shares by:

By Internet www.proxyvote.com

By Mail Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneficial owners of shares)

By Phone 1-800-690-6903

In Person At the meeting: May 22, 2018, 10:00 a.m. San Francisco Time Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105

Items of Business	Management Recommendation	Page No.
Elect to the Board of Directors the ten nominees named in the attached Proxy Statement.	The Board recommends you vote “FOR” each of the ten nominees.	Page 5
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 2, 2019.	The Board recommends you vote “FOR” the selection of the independent registered public accounting firm.	Page 16
Hold an advisory vote to approve the overall compensation of the named executive officers.	The Board recommends you vote “FOR” the approval of the overall compensation of the Company’s named executive officers.	Page 19

If you vote by Internet or by phone, you will need to have a proxy card or voting instruction card, or the Notice of Internet Availability, in hand when you access the voting website or call to vote by phone. And if you vote by Internet or phone, you do not need to return anything by mail. Specific voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability of Proxy Materials.

PROPOSALS REQUIRING YOUR VOTE
5	Proposal No. 1 — Election of Directors
	5	Nominees for Election as Directors
	8	Corporate Governance
	10	Policies and Procedures with Respect to Related Party Transactions
	14	Compensation of Directors

16	Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm
	17	Principal Accounting Firm Fees
	17	Rotation
	18	Report of the Audit and Finance Committee

19	Proposal No. 3 — Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named
Executive Officers

EXECUTIVE COMPENSATION AND RELATED INFORMATION
	20	Compensation Discussion and Analysis
	32	Compensation Committee Report
	33	Summary Compensation Table
	36	Grants of Plan-Based Awards
	38	Outstanding Equity Awards at Fiscal Year-End
	40	Option Exercises and Stock Vested
	40	Nonqualified Deferred Compensation
	41	Relationship Between CEO and Median Employee Annual Total Compensation
	42	Potential Payments Upon Termination
	44	Equity Compensation Plan Information

BENEFICIAL OWNERSHIP OF SHARES
	45	Beneficial Ownership Table
	47	Section 16(a) Beneficial Ownership Reporting Compliance

OTHER INFORMATION
	48	Questions and Answers about the Annual Meeting and Voting

PROPOSALS REQUIRING
YOUR VOTE

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

ELECTION PROCESS

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are elected. The Governance and Sustainability Committee of the Board of Directors has nominated the persons whose names are set forth below, all of whom are current directors.

DIRECTOR NOMINATIONS

The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors fixed in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualifications and principal occupation during at least the last five years, based on data furnished by each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Robert J. Fisher
Age: 63 Director since 1990. Committee Membership: Governance & Sustainability (Chair)

Non-executive Chairman of the Board since February 2015. Managing Director, Pisces, Inc., an investment group, since 2010. Interim President and Chief Executive Officer of Gap Inc., January 2007-August 2007. Non-executive Chairman of Gap Inc., 2004-August 2007. Executive of Gap Inc., 1992-1999. Various positions with Gap Inc., 1980-1992. Former director of Sun Microsystems, Inc., 1995-2006.

Mr. Fisher has vast retail business experience specific to Gap Inc. and its global operations, as a result of his many years serving in a variety of high-level Gap Inc. positions. His previous leadership and oversight roles at the Company provide him with a deep understanding and unique insight into our organizational and operational structure. Mr. Fisher brings strong leadership to the Board based on perspective gained from his management roles and experience as a key member of the founding family and significant shareholder.

William S. Fisher
Age: 60 Director since 2009. Committee Membership: None

Founder and Chief Executive Officer of Manzanita Capital Limited, a private equity fund, since 2001. Various positions with Gap Inc., 1986-1998.

Mr. Fisher brings extensive global retail and business experience to the Board as a result of his many years serving in a variety of high-level positions across Gap Inc., including President of the International Division. In addition, as a director on the boards of a number of private retail companies, including Space NK and Diptyque, he brings extensive knowledge of the global retail industry and risk oversight expertise.

5

Tracy Gardner
Age: 54 Director since 2015. Committee Membership: None

Principal of Tracy Gardner Consultancy, since 2010. Chief Executive Officer of dELiA*s Inc., an omni-channel retail company primarily marketing to teenage girls, 2013- 2014. dELiA*s Inc. filed voluntary petitions for relief under Chapter 11 in December 2014. Former executive of J. Crew Group, Inc., 2004-2010. Various positions with Gap Inc., 1999-2004. Former director of Lands' End, 2014-2015.

With over 30 years of experience, Ms. Gardner is a retail industry veteran who brings deep product expertise, and vast experience as a merchant, creative director and leader in growing multi-channel brands. In addition, her experience as a former senior executive within Gap Inc., and more recently as an advisor to Gap brand, provides Ms. Gardner with an in-depth understanding of the Company's global business structure and operations.

Brian Goldner
Age: 55 Director since 2016. Committee Membership: Compensation & Management Development

Chairman, President and CEO of Hasbro Inc., an American multinational toy and board game company, since 2015. President and CEO of Hasbro Inc. from 2008 to 2015. Various positions with Hasbro Inc. from 2000 to 2008 including Chief Operating Officer, President of Toy Segment and U.S. Toys. Former Chief Operating Officer of Bandai America Inc. from 1997 to 2000. Director of Molson Coors from 2010 to 2016.

Mr. Goldner’s experience on the board of directors of two other public companies, as Chairman, President and CEO of Hasbro Inc., and as the former chief operating officer of a consumer products manufacturer, provides him with extensive knowledge and expertise in leadership and governance. He also possesses vast expertise in risk oversight and strategic and operational issues facing global retail companies.

Isabella D. Goren
Age: 57 Director since 2011. Committee Membership: Audit & Finance

Chief Financial Officer of AMR Corporation and American Airlines, Inc., 2010-2013. AMR Corporation and American Airlines, Inc. successfully completed a reorganization under Chapter 11 in 2013, for which a voluntary petition was filed in 2011. Senior Vice President of Customer Relationship Marketing of American Airlines, 2006-2010. Various positions with AMR Corporation and American Airlines, Inc., 1986-2006, including President of AMR Services, previously a subsidiary of AMR, 1996-1998. Director of LyondellBasell Industries N.V. and MassMutual Financial Group.

Ms. Goren has broad experience in a number of key corporate functions, including finance, marketing, human resources and international operations. She brings extensive expertise in leadership of complex business functions, customer loyalty programs and online marketing, talent development, financial functions and global strategies.

Bob L. Martin
Age: 69 Director since 2002. Committee Membership: Compensation & Management Development (Chair); Governance & Sustainability

Lead Independent Director from 2003 to 2015. Operating Partner of Stephens Group, Inc., a private equity group, since 2003. Chief Executive Officer (part-time) of Mcon Management Services, Ltd., a consulting company, since 2002. Independent Consultant, 1999-2002. President and Chief Executive Officer of Wal-Mart International, a division of Wal-Mart Stores, Inc., 1984-1999. Director of Conn’s Inc. Former director of Dillard’s, Inc., 2003-2004, Edgewater Technology, Inc., 1999-2005, Furniture Brands International, Inc., 2003-2010, Guitar Center, 2004-2007, Sabre Holdings Corporation, 1997-2007, and SolarWinds, Inc., 2009-2010.

Mr. Martin is a retail industry veteran with over 35 years of work experience. As the former chief executive officer of Wal-Mart International, during which he ran operations in 12 countries across four continents, Mr. Martin brings extensive global governance and executive management experience, as well as a vast knowledge of international consumer brands and markets. As the former executive vice president and chief information officer for Wal-Mart Stores, Inc., Mr. Martin also has extensive insight into the areas of information technology and supply chain capabilities and strategies specific to a global retail company.

6

Jorge P. Montoya
Age: 71 Director since 2004. Committee Membership: Audit & Finance

President, Global Snacks & Beverages, and President, Latin America, of The Proctor & Gamble Company, a consumer products company, 1999-2004. Director of The Kroger Co. Former director of Rohm & Haas Company, 1996-2007.

With over 30 years of leadership at large consumer products companies, including The Proctor & Gamble Company, Mr. Montoya possesses a deep knowledge of Hispanic markets, as well as extensive experience in management, international growth, consumer products, and marketing.

Chris O'Neill
Age: 45 Director since 2018. Committee Membership: None

Chairman, President and Chief Executive Officer of Evernote Corporation, a global cloud-based technology company, since 2016. President and Chief Executive Officer, Evernote Corporation, 2015-2016. Various positions with Google Inc., 2005-2015, including Managing Director, Google Canada, 2010-2014, and Head of Business Operations, Google [x], 2014-2015.

Mr. O’Neill's experience as Chairman, President and Chief Executive Officer of Evernote Corporation, and decade-long experience at Google Inc., provides him with extensive expertise in leading high-growth, innovative companies and understanding the strategic role technology plays in business.

Arthur Peck
Age: 62 Director since 2015. Committee Membership: None

President and Chief Executive Officer of Gap Inc. since February 2015. President, Growth, Innovation and Digital division of Gap Inc., November 2012 to January 2015. President, Gap North America, February 2011 to November 2012. Executive Vice President of Strategy and Operations of Gap Inc., May 2005 to February 2011. President, Gap Inc. Outlet, October 2008 to February 2011. Acting President, Gap Inc. Outlet, February 2008 to October 2008. Senior Vice President of The Boston Consulting Group, a business consulting firm, 1982 to 2005.

As a result of his service as Gap Inc.’s Chief Executive Officer, as well as his service in other senior positions at Gap Inc. and his experience as a Senior Vice President of The Boston Consulting Group, Mr. Peck has extensive risk oversight, management, talent development, and leadership experience, as well as a deep knowledge of the complex technological, financial, and operational issues facing global retail companies.

Mayo A. Shattuck III
Age: 63 Director since 2002. Committee Membership: Audit & Finance (Chair); Governance & Sustainability

Non-Executive Chairman of Exelon Corporation, an energy company, since 2013. Executive Chairman of Exelon Corporation, 2012-2013. Chairman, Chief Executive Officer, and President of Constellation Energy Group, 2002-2012. Chief Executive Officer and President of Constellation Energy Group, 2001-2002. Director of Capital One Financial Corporation and Alarm.com Holdings, Inc.

With his experience on the boards of directors of two other public companies, as the former chief executive officer of an investment bank and Constellation Energy Group and as non-executive Chairman of Exelon Corporation, Mr. Shattuck brings extensive expertise in risk oversight, financial literacy and reporting, corporate governance, and compliance, as well as leadership experience.

Robert J. Fisher and William S. Fisher are brothers. Information concerning our executive officers who are not also directors is set forth in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018.

7

DIRECTOR INDEPENDENCE

The Board of Directors has determined that the following directors are independent under the New York Stock Exchange (“NYSE”) rules and have no direct or indirect material relationships with the Company:

Robert J. Fisher William S. Fisher Brian Goldner	Isabella D. Goren Bob L. Martin Jorge P. Montoya	Chris O'Neill Mayo A. Shattuck III Katherine Tsang*

* Ms. Tsang is not standing for reelection.

In particular, the Board has determined that none of these directors has relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to Robert and William Fisher, the Board considered the following factors: (i) with the exception of Robert Fisher’s brief period of service during 2007 as Interim President and Chief Executive Officer (“CEO”) of the Company during a CEO transition, neither Robert nor William Fisher has served as an officer of the Company in over 15 years; and (ii) NYSE guidance indicates that ownership of even a significant amount of stock does not preclude a finding of independence. After consideration of these factors, the Board concluded that there is no material relationship between the Company and Robert and William Fisher that would impact their independence under NYSE rules.

Corporate Governance

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for reporting concerns to the Board.

Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance, Corporate Governance Guidelines links).

ADDITIONAL CORPORATE GOVERNANCE INFORMATION

If you would like further information regarding our corporate governance practices, please visit the Governance and Corporate Compliance sections of www.gapinc.com (follow the Investors link). Those sections include:

•	Our Corporate Governance Guidelines (available in print on request to our Corporate Secretary);
•	Our Code of Business Conduct (available in print on request to our Corporate Secretary);
•	Our Committee Charters;
•	Our Certificate of Incorporation;
•	Our Bylaws;
•	A method for interested parties to send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to board@gap.com; and
•	Methods for employees and others to report suspected violations of our Code of Business Conduct, including accounting or auditing concerns, to our Global Integrity team by confidential email to global_integrity@gap.com, through our Code Hotline (866) GAP-CODE or online at speakup.gapinc.com. Callers from outside North America must dial their country’s AT&T Direct Access Code which can be found at speakup.gapinc.com. Code Hotline calls are answered by a live operator 24 hours a day/7 days a week by an outside company, and are free and confidential and may be made anonymously. Accounting, auditing, and other significant concerns are escalated by the Global Integrity team, as appropriate, including to the Audit and Finance Committee, as required.
8

RISK OVERSIGHT

BOARD OVERSIGHT OF RISK

The Board has an active role in overseeing the management of the Company’s risks. Annually, the Company’s Internal Audit department performs a comprehensive enterprise risk assessment encompassing a number of significant areas of risk identified using a risk framework, including strategic, operational, compliance, financial, and reputational risks. The Company recently established a Risk Committee, which includes the heads of Finance, Legal, Strategy, Human Resources, Supply Chain, and Internal Audit, as well as a brand president. The Risk Committee is responsible for overseeing the assessment process designed to gather data regarding key enterprise risks that could impact the Company’s ability to achieve its objectives and execute its strategies. Primary assessment methods include interviews (either in-person or via the use of technology-enabled collaboration sessions) with employees, key executives and Board members, review of critical Company strategies and initiatives, and monitoring of emerging industry trends and issues. The assessment results are reviewed by the CEO and the Risk Committee, and are presented to the Board to facilitate discussion of high risk areas. The results provide the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board oversight. The Risk Committee meets periodically to monitor key enterprise risks and review and adjust the risk mitigation plans accordingly. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage the potential risks.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit and Finance Committee focuses on financial and compliance risks, and the Compensation and Management Development Committee sets employee incentives with the goal of encouraging an appropriate level of risk-taking, consistent with the Company’s business strategies.

COMPENSATION RISK ASSESSMENT

On an annual basis, management conducts a comprehensive overall review of each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of specific factors that could potentially increase risk, including the specific factors that the SEC has identified as potentially triggering disclosure. The Company balanced these factors against a variety of mitigating factors. Examples of some of the mitigating factors are:

•	Compensation policies and practices are structured similarly across business units;

•       The risk of declines in performance in our largest business units is well understood and managed;

•       Incentive compensation expense is not a significant percentage of any unit’s revenues;

•       For executives, a significant portion of variable pay is delivered through long-term incentives, which carry vesting schedules over multiple years;

•       A mix of compensation vehicles and performance measures is used;

•       Stock ownership requirements for executives are in place;

•       Significant incentive plans are capped at all levels;

•       Threshold levels of performance must be achieved for the bulk of variable pay opportunities; and

•	A clawback policy with respect to financial restatements is in place.

Management’s assessment was also presented to the Company’s Chief Compliance Officer and the Chair of the Board’s Compensation and Management Development Committee. As a result of management’s review, the Company determined that any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMMUNICATION WITH DIRECTORS

Interested parties can send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to: board@gap.com.

CODE OF BUSINESS CONDUCT

Our Code of Business Conduct is designed to promote a responsible and ethical work environment for all Gap Inc. employees and directors. The Code contains guidelines on conflicts of interest, legal compliance, Company information and assets, and political contributions and activities.

Our Code of Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance, Code of Business Conduct links).
9

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve transactions with the Company involving management and/or members of the Board of Directors that are not otherwise subject to the approval of the Compensation and Management Development Committee and would require disclosure under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance Program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

BOARD LEADERSHIP STRUCTURE AND SUCCESSION

Our Amended and Restated Bylaws provide that our Chairman of the Board shall not be an officer or employee of the Company. Robert Fisher, an independent director, has served as our Chairman of the Board since February 2015.

We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:

  We have separated the positions of CEO and Chairman of the Board. We believe this provides the most appropriate leadership structure at this time. Our CEO is responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Chairman of the Board presides over Board meetings, including non-management and independent director sessions, and shareholder meetings.
  Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Currently, all of our directors other than Mr. Peck and Ms. Gardner are independent.
  Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall designate an independent director to serve as Lead Independent Director.
  At each regularly scheduled Board meeting, all non-management directors are typically scheduled to meet in an executive session without the presence of any management directors.
  At least annually, the independent directors meet in executive session.
  The charters for each of our standing committees of the Board described below (Governance and Sustainability, Audit and Finance, and Compensation and Management Development) require that all of the members of those committees be independent.

GOVERNANCE AND SUSTAINABILITY COMMITTEE

The Board’s Governance and Sustainability Committee is composed solely of independent directors, as defined under NYSE rules.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s corporate governance matters, including the development of corporate governance guidelines, annual evaluation of the Board, its committees and individual directors, identification and selection of director nominees, oversight of the Company’s programs, policies and practices relating to social and environmental issues, impacts and strategies, and such other duties as directed by the Board of Directors.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Governance and Sustainability Committee Charter links).

NOMINATION OF DIRECTORS

The Governance and Sustainability Committee has the responsibility to identify, evaluate, and recommend qualified candidates to the Board. The Chairman, CEO, and at least two independent directors interview any qualified candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chairman, CEO, or chair of the Committee. Mr. O'Neill was identified as a potential candidate by a third-party search firm.

The Committee identifies desired attributes and experience – classifying those that are prioritized and mandatory versus those that are ideal but not mandatory – and engages third-party search firms as independent consultants to identify potential director nominees based on these criteria and a needs assessment. The Committee, in collaboration with the

10

consultant, may develop targeted search specifications. These consultants have assisted the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee.

The Committee will also consider director nominees recommended by shareholders. Our Bylaws provide that a shareholder may propose director nominations at the meeting of shareholders in 2019 by giving written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 21, 2019, and no earlier than January 22, 2019 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of our 2018 Annual Meeting). The notice must contain information required by our Bylaws about the identity and background of each nominee and the shareholder making the nomination, including interests in derivative securities or arrangements with persons holding derivative securities, relationships or arrangements between the nominee and the shareholder making the nomination, and information that would enable the Board to determine a nominee’s eligibility to serve as an independent director. The notice also must contain other information that must be disclosed in proxy solicitations for election of directors under the proxy rules of the SEC (including information regarding the director nominee’s experience, qualifications, attributes and/or skills), the nominee’s consent to the nomination and to serve if elected, and certain other information required by our Bylaws. If a shareholder fails to submit the notice by February 21, 2019, then the proposed nominee(s) of the shareholder will not be considered at our Annual Meeting in 2019 in accordance with our Bylaws. Notifications must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at www.gapinc.com (follow the Investors, Governance links) or by any shareholder on request by writing to our Corporate Secretary at the above address.

QUALIFICATIONS AND DIVERSITY OF BOARD MEMBERS

All director nominees must possess certain core competencies, some of which include experience in retail, consumer products, international business/markets, real estate, store operations, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, finance or accounting, or experience as a CEO or CFO. In addition to having one or more of these core competencies, director nominees are identified and considered based on knowledge, experience, integrity, leadership, reputation, background, qualifications, gender, race/ethnicity, personal characteristics, and ability to understand the Company’s business, as well as their integrity, inclination to engage and intellectual approach. The Board believes that varying tenures and backgrounds create a balance between directors with a deeper knowledge of the Company's business, operations and history, and directors who bring new and fresh perspectives, and that this overall tenure, professional, personal, gender, and racial/ethnic diversity is important to the effectiveness of the Board’s oversight of the Company. Accordingly, diversity is a factor that is considered in the identification and recommendation of potential director candidates. In this regard, of the ten nominees for director, two are women and one is ethnically diverse. In addition, all director nominees are pre-screened to ensure that each candidate has qualifications and experience that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination. The Board believes that its criteria for selecting board nominees are effective in promoting overall diversity.

EVALUATION OF DIRECTORS

The Governance and Sustainability Committee is responsible for overseeing a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds, and are effective and productive. As part of the process, each member completes a survey, or participates in an interview or other method the Committee utilizes to seek feedback. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any individual and are kept confidential to ensure honest and candid feedback is received. The Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. The Committee Chair also meets privately with individual Board members to provide feedback specific to each director received during the evaluation process. A director will not be nominated for reelection unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

SUSTAINABILITY

The Governance and Sustainability Committee is also responsible for reviewing and evaluating Company programs, policies and practices relating to social and environmental issues, and impacts and strategies to support the sustainable growth of the Company’s businesses. The Committee regularly discusses social and environmental issues at its meetings, and oversees the Company’s development of industry-leading programs and initiatives.

For more information regarding our commitment to sustainability, please see our website and most recent Sustainability Report available at www.gapinc.com (follow the Sustainability link).
11

AUDIT AND FINANCE COMMITTEE

The Board’s Audit and Finance Committee is composed solely of independent directors, as defined under SEC and NYSE rules.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, adequacy of internal controls, compliance with legal and regulatory requirements, the qualifications and independence of the registered public accounting firm and the performance of their audits, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, finance matters, and such other duties as directed by the Board of Directors. In addition, the Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Audit and Finance Committee Charter links).

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that the Audit and Finance Committee has two members who are “audit committee financial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Mr. Shattuck and Ms. Goren, both of whom are independent directors as determined under applicable NYSE listing standards. See Mr. Shattuck’s and Ms. Goren’s biographies on pages 6-7 for information regarding their relevant experience.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Board’s Compensation and Management Development Committee is composed solely of independent directors, as defined under SEC and NYSE rules.

This Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to executive officer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board of Directors.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Compensation and Management Development Committee Charter links).

The Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. Our CEO evaluates each executive officer and discusses with the Committee his assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his own compensation. The Committee also oversees senior management development, retention, and succession plans. The Committee approves grants of stock units and stock options to employees at the Vice President level or above, and has delegated authority, within defined parameters, to the CEO or Committee Chair to approve grants of stock units to employees below the Vice President level (see “Long-Term Incentives” beginning on page 27 for more details). The Committee has also delegated authority, within defined parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee benefit plans.

The Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on the compensation program structure and specific individual compensation arrangements (see the “Role of the CEO and Compensation Consultant” section on page 31 for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s firm provides other services to the Company, (b) the fees received by the advisor’s firm from the Company as a percentage of the firm’s overall revenue, (c) the policies and procedures of the advisor’s firm designed to prevent conflicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s firm with an executive officer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identified no conflicts of interest and confirmed the independence of Frederic W. Cook & Co.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2017, Mr. Goldner, Mr. Martin, Ms. Tsang (who is not standing for reelection), and Mr. De Sole (who did not stand for reelection in May 2017) served on the Compensation and Management Development Committee of the Board of Directors. No member of the Committee was at any time during fiscal 2017 or at any other time an officer or employee of the Company, and no member of the Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2017, none of our executive officers served on the board of directors or compensation committee of any company where one of that company’s executive officers served as one of our directors.

12

BOARD MEETINGS

The Board met six times during fiscal 2017. The following table lists the current members of each of the committees and the number of committee meetings held during fiscal 2017:

Compensation &
	Audit &	Management	Governance &
Name	Finance	Development	Sustainability
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner
Brian Goldner		•
Isabella D. Goren	•
Bob L. Martin		Chair	•
Jorge P. Montoya	•
Chris O'Neill
Arthur Peck
Mayo A. Shattuck III	Chair		•
Katherine Tsang (not standing for reelection)		•
Number of Meetings	7	8	5

Each director nominee attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, individual Board members often work together and with management outside of formal meetings.

The non-management directors are typically scheduled to meet without the presence of management during each regularly scheduled Board meeting. Our Chairman, Robert Fisher, is responsible for organizing, managing and presiding over the non-management and independent director sessions of the Board, and reporting on outcomes of the sessions to the CEO, as appropriate.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF SHAREHOLDERS

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chairman and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. All of our current director nominees attended our 2017 Annual Meeting in person, with the exception of Mr. O'Neill, who joined the Board of Directors in February 2018, after our 2017 Annual Meeting.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board of Directors, hold stock (which includes deferred stock units) of the Company worth at least five times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements for executives, described on page 29. Our insider trading policy, which is applicable to directors, prohibits speculation in the Company’s stock, including short sales, hedging or publicly-traded option transactions, and holding the Company’s stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.

13

Compensation of Directors

RETAINER AND MEETING FEES

The table below shows the annual retainer, attendance fees, and committee chair retainer we paid to our non-employee directors in fiscal 2017, as well as the amounts payable for fiscal 2018:

FISCAL YEAR 2017 AND 2018 DIRECTOR CASH COMPENSATION(1)

	2017	2018
Annual Retainer	$80,000	$80,000
Annual Retainer for Committee Members
Audit and Finance Committee	16,000	16,000
Compensation and Management Development Committee	12,000	12,000
Governance and Sustainability Committee	8,000	8,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	20,000	20,000
Compensation and Management Development Committee	20,000	20,000
Governance and Sustainability Committee	15,000	15,000
Additional Annual Retainer for Chairman of the Board	200,000	200,000
(1)	Non-employee directors who reside primarily outside of North America receive an additional fee of $2,000 for each trip to the United States for Board and/or committee meetings.

Employee directors are not eligible for the annual retainer fees and are not eligible to serve on committees.

EQUITY COMPENSATION

Non-employee directors receive the following under our 2016 Long-Term Incentive Plan:

•         Each new non-employee director automatically receives stock units with an initial value of $160,000 based on the then-current fair market value of the Company’s common stock; and

•         Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $160,000 at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders’ meeting will receive their first annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the first annual stock unit grant.

The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders’ meeting, as well as the initial grant made to any non-employee director who is first elected to the Board at the Company’s annual shareholders’ meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders’ meeting takes place after June 30, then the related stock unit grants will be granted on the first business day following that meeting. All initial stock units to new non-employee directors who are appointed other than at the annual shareholders’ meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

EXPENSE REIMBURSEMENT AND OTHER BENEFITS

We also pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to office space and administrative support for Company business from time to time.

Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to the Gap Inc. corporate employee merchandise discount policy.

We established The Gap, Inc. Deferred Compensation Plan (“DCP”) whereby highly compensated employees, including executive officers and non-employee directors, may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis, and allows non-employee directors to defer their retainers and meeting fees. The deferred amounts are indexed to reflect the performance of the participant’s choice of

14

approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.

Directors are eligible to participate in our Gift Match Program available to all employees, under which we match contributions to eligible nonprofit organizations, up to certain annual limits. In calendar year 2017, the annual limit for non-employee directors was $15,000 under the Gift Match Program. Art Peck, our CEO, had an annual matching limit of $100,000.

DIRECTOR COMPENSATION SUMMARY

The following table sets forth certain information regarding the compensation of our directors in fiscal 2017, which ended February 3, 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Domenico De Sole	46,000	0	0	0	34,120	80,120
Robert J. Fisher	303,000	159,999	0	0	0	462,999
William S. Fisher	80,000	159,999	0	0	0	239,999
Tracy Gardner	80,000	159,999	0	0	0	239,999
Brian Goldner	92,000	141,132	0	0	0	233,132
Isabella D. Goren	96,000	159,999	0	0	14,371	270,370
Bob L. Martin	120,000	159,999	0	0	15,000	294,999
Jorge P. Montoya	106,000	159,999	0	0	10,000	275,999
Mayo A. Shattuck III	124,000	159,999	0	0	15,000	298,999
Katherine Tsang	100,000	159,999	0	0	0	259,999
(1)	Mr. De Sole retired as a director on May 17, 2017.

Mr. Peck was compensated as our CEO and received no additional compensation as a director. Mr. Peck’s compensation is reported in the Summary Compensation Table and related executive compensation tables, beginning on page 33.

Mr. O'Neill joined as a director on February 4, 2018, the first day of fiscal 2018, and is therefore not included in the table.

(2)	This column reflects the aggregate grant date fair value for awards of stock during fiscal 2017, computed in accordance with FASB ASC 718. All stock awards reported in this column were granted in fiscal 2017. The following directors had outstanding stock awards as of fiscal 2017 year-end: Mr. Robert Fisher (17,540), Mr. William Fisher (17,540), Ms. Gardner (16,726), Mr. Goldner (12,020), Ms. Goren (17,540), Mr. Martin (17,540), Mr. Montoya (17,540), Mr. Shattuck (25,462), and Ms. Tsang (17,540). For the period during which the payment of these units is deferred (see page 14), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 20, 2018 for the relevant assumptions used to determine the valuation of our stock awards.
(3)	No stock options were granted to our directors in fiscal 2017. None of our non-employee directors had outstanding option awards as of fiscal 2017 year-end.
(4)	Amounts in this column include any Company matching contributions under the Company’s Gift Match Program (see “Expense Reimbursement and Other Benefits,” on page 14). The amount in this column for Mr. De Sole also includes the value of a gift he received in connection with his retirement as a director, as well as the related tax gross-up amount of $11,240.
15

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2019. Deloitte & Touche LLP (or its predecessor firm) has been retained as our independent registered public accounting firm since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing firm at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the Annual Meeting.

16

Principal Accounting Firm Fees

The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the fiscal years ended February 3, 2018 and January 28, 2017 provided by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”).

FISCAL YEAR 2017 AND 2016 ACCOUNTING FEES

	Fiscal Year	Fiscal Year
Fees (see notes below)	2017	2016
Audit Fees	$5,046,200	$4,793,300
Audit-Related Fees	226,396	209,079
Tax Fees	984,400	111, 271
All Other Fees	7,392	6,886
Total	$6,264,388	$5,120,536

“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual financial statements and internal controls over financial reporting, the review of our interim condensed consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audit of our employee benefit plans, audit procedures required by store leases and capital verification reports.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of subscription fees for the Deloitte Accounting Research Tool.

The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent registered public accounting firm on an annual basis, and has a policy requiring pre-approval of all services performed by the firm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting.

Rotation

The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required five-year rotation of the lead audit partner responsible for our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

17

Report of the Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, adequacy of internal controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm and the performance of their audits, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, finance matters, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (available at www.gapinc.com, follow the Investors, Governance, Audit and Finance Committee Charter links) adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 3, 2018 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

The Committee also has received the communications, including written disclosures and the letter from Deloitte & Touche LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 for filing with the Securities and Exchange Commission.

Mayo A. Shattuck III (Chair)
Isabella D. Goren
Jorge P. Montoya

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

18

PROPOSAL NO. 3 — ADVISORY VOTE ON THE OVERALL COMPENSATION OF THE GAP, INC.’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing shareholders with an advisory (non-binding) vote on the overall compensation of our named executive officers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2018 Annual Meeting:

“RESOLVED, that the shareholders of The Gap, Inc. (the ”Company“) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in the Proxy Statement for this Annual Meeting.”

The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions to the extent they can determine the cause or causes of any significant positive or negative voting results.

As described in detail under the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance and continue to believe our executive compensation program meets each of our compensation objectives.

We were pleased to have received over 97% of all votes cast in support of the overall compensation of our executives at our 2017 Annual Meeting of Shareholders. The Compensation and Management Development Committee continued to apply the same philosophy and protocol it used in prior years to determine fiscal 2017 compensation. In addition, as described on page 23, we have several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

19

EXECUTIVE COMPENSATION

AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“Executives”). The Compensation and Management Development Committee of our Board of Directors (the “Committee”) oversees these programs and determines compensation for our Executives.

INTRODUCTION

In this Compensation Discussion and Analysis, we discuss the following:

Executive Summary	page 20
Compensation Objectives	page 24
Elements of Compensation	page 24
New Hire and Retention Actions	page 29
Compensation Analysis Framework	page 30

EXECUTIVE SUMMARY

In fiscal 2017, we embarked upon a balanced growth strategy while continuing our transformation efforts to bring our customers the world’s best clothing through creativity and innovation. At a glance:

The Transformation of our Operating Model and Balanced Growth Strategy

•	In 2017 we focused on investing strategically in the business, while also maintaining operating discipline.

Our strategic pillars include:

•	offering products that are consistently brand-appropriate and on-trend with high customer acceptance, with a focus on expanding our advantage in loyalty categories,
•	investing in digital and customer capabilities to support growth,
•	creating a unique and differentiated customer experience that builds loyalty, with focus on both the physical and digital expressions of our brands, and
•	attracting and retaining great talent in our businesses and functions.
•	During the year, we hired Mark Breitbard as President and CEO of Banana Republic, an experienced leader in retail and Gap Inc. veteran who brings extensive leadership, management and product experience, as well as a clear vision and drive for transformation and innovation.
•	We also announced our Balanced Growth Strategy, which leverages our iconic brands and significant scale to deliver sustainable growth.

20

EXECUTIVES

Arthur Peck, President & Chief Executive Officer, Gap Inc.	Teri List-Stoll, Executive Vice President & Chief Financial Officer, Gap Inc.	Mark Breitbard, President & Chief Executive Officer, Banana Republic	Jeff Kirwan, President & Chief Executive Officer, Gap (until March 2018)	Sonia Syngal, President & Chief Executive Officer, Old Navy

Business Performance & CEO Pay

Despite challenges for much of the retail industry in 2017, we delivered top and bottom line results above expectations throughout the year.

•         Old Navy delivered strong positive comp sales growth throughout the year with broad-based strength across nearly every merchandise category.

•         We continue to see significant growth at Athleta, outpacing the industry, while also delivering operating margin expansion. Gap and Banana Republic both saw an improvement in comp and net sales growth as they continue to move forward in their transformation.

•         Gap Inc. delivered a total shareholder return of 46% in fiscal 2017.

The charts on the right show the directional alignment between Company performance, based on Net Sales and Diluted EPS, and our CEO’s year-over-year reported compensation. Reported compensation includes only the portion of the grant associated with the current year, which is a third of the grant. As a new CEO, Mr. Peck’s performance shares were not fully reflected in his reported compensation until 2017.

Pay for Performance

Payouts under our incentive plans for fiscal 2017 were varied based on each organization’s performance. We believe outcomes reflect our continued commitment to pay for performance. Annual bonuses earned were at 169 – 185% of target for all Executives, except Mr. Breitbard, who earned 75% of target, and Mr. Kirwan, who was terminated in March 2018 and received no annual bonus.

Our Long-Term Growth Program (“LGP”) awards with a 2015-2017 performance period paid out at 70%, 0% and 115% of target for Mr. Peck, Mr. Kirwan and Ms. Syngal, respectively. For our 2017-2019 LGP awards, based on our fiscal 2017 performance, if target is achieved in future periods, the actual awards earned would not exceed 67% of the target shares for Mr. Breitbard and would exceed the target shares for other Executives except Mr. Kirwan, whose shares were forfeited.

CEO REPORTED COMPENSATION ($ MILLIONS) NET SALES ($ BILLIONS) DILUTED EARNINGS PER SHARE

21

LISTENING TO OUR SHAREHOLDERS

Our Committee is comprised solely of experienced independent directors and has established effective means for communicating with shareholders. Our shareholders also have the opportunity to cast a non-binding advisory vote on executive compensation at our Annual Meeting.

The Committee is very interested in the ideas and any concerns of our shareholders regarding executive compensation. An advisory vote on executive compensation was presented to our shareholders at last year’s Annual Meeting and approved by over 97% of shareholder votes, consistent with prior favorable advisory votes by our shareholders on executive compensation. In evaluating our compensation practices in fiscal 2017, the Committee was mindful of the support our shareholders expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of shareholder value. As a result, the Committee retained its general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation and made no material structural changes during fiscal 2017 other than to our annual bonus plan, which was modified to incorporate operating model transformation objectives. We also continue to put executive compensation to an advisory shareholder vote annually.

Say On Pay–
97% APPROVAL

At the 2017 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program during fiscal 2016. Consequently, we made no material structural changes during fiscal 2017 other than to our annual bonus plan, which was modified to incorporate operating model transformation objectives, as further described on page 25. We continued to set rigorous goals and align pay delivery with performance.

CEO COMPENSATION SUMMARY

The structure of our CEO’s compensation package is similar to our other Executives. The package is intended to reward him for sustained improvement of the Company’s financial performance and returns to shareholders while helping to promote alignment of interests across the executive team. The Committee used the same factors outlined under “Compensation Analysis Framework” below, as well as its judgment, in its determinations. Over 50% of the target long-term incentive compensation is in the form of performance shares and most of the total compensation opportunity requires achievement of performance goals or share price appreciation. Mr. Peck receives essentially the same benefits and limited perquisites provided to our other Executives, except that he is provided limited personal use of a Company airplane. The package is described more fully below:

•         Base salary was increased by 3%, an amount equal to the budgeted percentage increase for U.S. headquarters employees, to $1,375,000.

•         Annual bonus target remained unchanged at 175% of base salary and based 50% on financial performance and 50% on achievement against operating model transformation goals. For fiscal year 2017, annual bonus was earned at 168% of target based on financial performance, which was above our expectations, and at 170% of target based on strong performance against our operating model transformation goals.

•         We granted multi-year performance shares to Mr. Peck under the LGP. For LGP shares granted in 2015 to Mr. Peck, and based on financial performance during fiscal years 2015 – 2017, 99,747 shares, or 70% of the target amount, were earned based on strong financial performance in 2017 despite below target financial performance in 2015 and 2016. This further demonstrates alignment of executive pay to performance.

•         We granted stock options, with an exercise price of $23.54, to Mr. Peck covering 600,000 shares, which will vest over a four-year period subject to continued service through each vesting date.

CEO Pay – Total Reported &
Realized Pay(1)

Mr. Peck’s pay since appointment
to CEO on February 1, 2015
(2015 – 2017) is set forth below:
Average Annual Reported Pay

$10,211,383
Average Annual Realized Pay

$5,146,432

(1)

Average Annual Reported Pay derived from the Summary Compensation Table on page 33. Realized Pay is compensation actually received by the CEO, including salary, net spread on stock option exercises, vested full value awards, and all other compensation amounts realized during the period. For comparison purposes, Realized Pay includes annual incentive payouts for the year earned as in Reported Pay. Realized Pay excludes the value of unearned and unvested performance shares, including outstanding LGP awards, which will not actually be received, if earned, until a future date.

22

The chart below shows the proportion of each component of our CEO’s fiscal 2017 compensation, as reported in the Summary Compensation Table on page 33, the majority of which is weighted toward incentive compensation tied to rigorous goals and aligned with the long-term return to shareholders.

FISCAL 2017 CEO COMPENSATION

COMPENSATION GOVERNANCE

Overall, we believe that our executive compensation program met each of our compensation objectives and continues to demonstrate our strong commitment to pay for performance. The table below highlights key compensation practices – both the practices we believe support strong governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What we do	What we don’t do

✓ Pay for Performance

We tie pay to performance. Our compensation programs are heavily weighted toward performance with limited perquisites.

✓ Tally Sheets

We review tally sheets, which are intended to summarize key elements of total compensation and potential wealth accumulation, for our Executives prior to making annual compensation decisions.

✓ Recoupment Policy

We have an incentive compensation recoupment (“clawback”) policy covering our Executives.

✓ Culture of Ownership

We have executive stock ownership requirements which we review on a regular basis and revise as needed.

✓ No Hedging

We prohibit Executives from engaging in any hedging or publicly-traded derivative transactions in Company stock.

✓ No Pledging

We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

✓ Independent Compensation Consultant

The Committee utilizes an independent compensation consulting firm, Frederic W. Cook & Co., Inc. The firm does not provide any other services to the Company.

✓ Maximum Award Amounts

The Committee establishes caps on incentive payouts with an appropriate balance between long-term and short-term objectives.

✗  No Long-Term Employment Agreements with Guarantees

We do not have employment contracts of defined length with our Executives or multi-year guarantees for base salary increases, bonuses or equity compensation.

✗  No Golden Parachute Tax Gross-Ups

None of our Executives are entitled to tax gross-up payments other than for relocation and international assignment related payments or services that are business-related and also generally available to other employees.

✗  No Repricing or Cash-out of Underwater Options

We have not repriced or cashed-out underwater stock options nor are we able to do so without shareholder approval.

✗  No SERP or Executive Pension Plan

We do not have a supplemental executive retirement plan (“SERP”) or executive pension plan.

✗  No Change in Control Arrangements

We do not have severance arrangements specific to a change in control.

✗  No Material Compensation Risk

We do not have incentive compensation arrangements for Executives that create potential material risk for the Company, based on a risk assessment conducted by the Company.

✗  No Dividends on Unearned Performance Awards

We do not pay dividends on unearned performance awards.

23

COMPENSATION OBJECTIVES

Our compensation program is intended to align total compensation for executives with the short and long-term performance of the Company, while enabling us to attract and retain executive talent. Specifically, the program is designed to:

•         Support a performance-oriented culture;

•         Support our business strategy by motivating and rewarding achievement of short and long-term objectives, as well as individual contributions;

•         Attract and retain executive talent;

•         Link executive rewards to shareholder returns; and

•         Promote a culture of executive stock ownership.

Our program rewards executives for the achievement of corporate and divisional financial and non-financial objectives, for their individual contributions to these results, and for optimizing long-term returns to shareholders. The majority of each executive’s total compensation opportunity is weighted toward incentive compensation tied to the financial performance of the Company and aligned with the long-term return to our shareholders. When we do not achieve targeted performance levels and/or our stock price does not appreciate, compensation that can be realized by our executives is substantially reduced. When we exceed targeted performance levels and/or our stock price appreciates, compensation that can be realized by our executives is substantially increased. We believe that this is the most effective means of aligning executive pay with our shareholders’ interests.

ELEMENTS OF COMPENSATION

The main elements of our executive compensation program are:

•	Base salary;
•	Annual cash incentive bonus;
•	Long-term incentives; and
•	Benefits and limited perquisites.

We have chosen these elements because we believe each supports achievement of one or more of our compensation objectives, and that together they have been and will continue to be effective in this regard. The use and weight of each compensation element is based on the judgment of the Committee regarding the importance of each compensation objective in supporting our business and talent strategies, as well as the structure of these elements for executives at other companies. Base salary, benefits and perquisites represent less than half of each Executive’s potential compensation at target performance levels, to emphasize the importance of performance-based compensation.

BASE SALARY

Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework.” In addition, the Committee considers the impact of base salary changes on other compensation components where applicable. The Committee reviews base salaries for Executives in the first fiscal quarter, and as needed in connection with promotions or other changes in responsibilities. The table below summarizes base salaries during fiscal 2017, and changes that occurred during the year.

	Base Salary	Base Salary
Name	on 1/28/2017	on 2/3/2018	Comments
Arthur Peck	$1,335,000	$1,375,000	Salary was increased in March 2017 as part of the annual review by an amount equal to the budgeted percentage increase for U.S. headquarters employees.
Teri List-Stoll	$875,000	$875,000
Mark Breitbard	N/A	$950,000	Mr. Breitbard joined the Company in May 2017 as President & CEO, Banana Republic.
Jeff Kirwan	$900,000	$950,000	Salary was increased in March 2017 as part of the annual review to improve competitiveness and position Mr. Kirwan appropriately relative to other executives.
Sonia Syngal	$875,000	$950,000	Salary was increased in March 2017 as part of the annual review to improve competitiveness and position Ms. Syngal appropriately relative to other executives.

24

ANNUAL CASH INCENTIVE BONUS

Fiscal 2017 Annual Bonus

In setting the fiscal 2017 annual bonus structure, the Committee considered our business and talent priorities, as well as the factors described below under “Compensation Analysis Framework.” Notably, we focused on the strategic importance of the Company’s transformation initiatives and the need to further incent achievement of our objectives for fiscal 2017 in this area, in addition to our financial objectives, to successfully position the Company for success in a rapidly evolving retail industry environment. To support this goal, the Committee approved changes to the annual cash incentive bonus structure to more equally emphasize financial results for the fiscal year and accomplishments related to our operating model transformation. In addition, the potential target and maximum bonus amounts for Brand President & CEO positions were increased to further incentivize these Executives to achieve our financial and transformation objectives, as well as help ensure retention. The table below describes the target annual bonus and potential payout range for each Executive. The annual incentive bonus was based on two components:

1.	Financial Performance Component. 50% of the total opportunity was based on the financial performance of the Company or a division of the Company (of this, 75% was based on earnings, given the importance of accountability for operating results, and 25% on net sales, to drive top-line focus).
2.	Operating Model Transformation Component. 50% of their total opportunity was based on achievement against the operating model transformation goals of the Company or a division of the Company.
	Target Percentage of	Potential Payout Range as a
Name	Base Salary	Percentage of Target
Arthur Peck	175%	0 – 200%
Teri List-Stoll	100%	0 – 200%
Mark Breitbard	125%	0 – 200%
Jeff Kirwan	125%	0 – 200%
Sonia Syngal	125%	0 – 200%

Bonus payments are generally made under the Executive Management Incentive Compensation Award Plan (“Executive MICAP”), which has been approved by our shareholders. For fiscal 2017, the Committee set a minimum performance goal that needed to be achieved before payment of any bonus. Satisfaction of this goal established the maximum bonus that could be paid to each Executive (equal to the maximum set forth in the table above), subject to downward adjustment by the Committee based on achievement of the financial and transformation goals and other factors determined by the Committee in its sole discretion. For fiscal 2017, this goal was positive net income, as adjusted for certain objective and nondiscretionary items relating to changes in accounting principles, acquisitions and dispositions, employee termination benefits, termination of real estate leases, legal claims, and certain business interruptions, as applicable. The Committee determined that the minimum performance goal for fiscal 2017 had been achieved. The Committee then used negative discretion to determine the actual payout to each Executive based on performance against the financial and transformation goals as described below, as well as a qualitative assessment of individual performance. Actual bonuses were paid in March 2018.

Financial Performance Component

The Committee approves threshold, target and maximum performance goals at the beginning of each performance period. Payouts are made under the financial performance component only if threshold goals are achieved.

Bonuses for fiscal 2017 financial performance were based on earnings before interest and taxes (“earnings”), weighted 75%, and net sales, weighted 25%. Earnings and net sales were used to measure both Company and division performance, in both cases subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur. The earnings measure was selected for fiscal 2017 and weighted more heavily because the Committee believed that earnings should continue to be a focus of Executives and is a good measure of actual operating performance within their control and accountability. The net sales measure is intended to drive top-line focus and to promote continued focus on growing market share. Measuring both earnings and net sales diversifies performance metrics and we believe it provides an appropriate balance between cost management and top line performance. For fiscal 2017, a range of earnings and sales targets was used in light of heightened uncertainty from macroeconomic factors and our transformation activities.

25

The following table shows fiscal 2017 earnings and net sales goals expressed as a percentage of fiscal 2016 actual results. Goals for fiscal 2017 were set at realistic levels given our expected performance at the time they were established and were intended to provide a meaningful incentive for Executives to improve performance. Also shown are the actual weighted percentages achieved expressed as a percentage of fiscal 2016 actual results after adjustments to exclude restructuring costs. No other adjustments to the results were made other than neutralization of foreign exchange rate fluctuations.

		2017 Earnings / Net Sales Goals as a			Actual Fiscal 2017
		Percentage of Fiscal 2016			Percentage Achieved
		Actual Earnings / Net Sales			After Adjustments
	Company /
Name	Division	Threshold	Target Range	Maximum	Earnings	Net Sales
Arthur Peck	Gap Inc.	100.0% / 98.7%	111.0-116.2% /	125.4% / 102.2%	121.6%	102.2%
			100.8-101.7%
Teri List-Stoll	Gap Inc.	100.0% / 98.7%	111.0-116.2% /	125.4% / 102.2%	121.6%	102.2%
			100.8-101.7%
Mark Breitbard	Banana	98.1% / 97.5%	113.3-121.4% /	133.5% / 101.0%	87.6%	96.4%
	Republic		99.5-100.5%
Jeff Kirwan	Gap Global	86.2% / 98.5%	100.4-102.9% /	123.4% / 102.1%	78.8%	98.5%
			100.6-101.6%
Sonia Syngal	Old Navy	98.3% / 99.9%	109.2-111.7% /	117.2% / 103.4%	116.9%	106.2%
			101.8-102.8%

Operating Model Transformation Component

Executives were eligible to receive bonuses based on achievement of seven operating model transformation goals in four areas critical to the long-term success of the Company, including 1) our product operating model; 2) customer acquisition, retention and purchase frequency; 3) cost savings, and 4) talent. Goals were measured at the division or corporate level and were weighted equally, with maximum achievement set at 175% for this component.

Individual Performance Adjustment

Prior to determining the final bonus payout for each Executive, individual performance is assessed to determine if an adjustment is warranted. The CEO makes recommendations to the Committee for adjustments, if any, for Executives that report to him, and the Committee decides whether any adjustment is warranted for the CEO in a private session. In assessing each Executive’s individual performance, any additional initiatives outside those described above, challenges that the Executive faced over the course of the year, and financial performance are considered in determining final payouts.

Actual Bonuses

For fiscal 2017, performance against operating model transformation goals applicable to each Executive was above target levels. We observed notable progress against our FY17 transformation goals. In 2017, all of our brands leveraged responsive capabilities that allowed us to test new products and adjust investments to drive strong results and exceed customer expectations, our customer database grew and we embedded a talent management and succession planning process in every business and function that we have already put to use. Performance against earnings and net sales goals applicable to each Executive was above target levels for all Executives, except Mr. Breitbard and except Mr. Kirwan, who was terminated in March 2018 and received no annual bonus.

The following table describes the calculation of the actual bonus for fiscal 2017 for each eligible Executive, except for Mr. Kirwan.

					Actual
					Percentage				Actual
			Target		Achieved:				Percentage
			Percentage		Financial				Achieved:
	Base		of Base		Performance				Transformation				Actual
Name	Salary(1)	x	Salary	x (	Component(2)	x	Weight	+	Component(2)	x	Weight)	=	Bonus
Art Peck	$1,369,717	x	175%	x (	168%	x	50%	+	170%	x	50%)	=	$4,045,859
Teri List-Stoll	$875,000	x	100%	x (	168%	x	50%	+	170%	x	50%)	=	$1,476,896
Mark Breitbard	$714,420	x	125%	x (	0%	x	50%	+	150%	x	50%)	=	$669,769
Sonia Syngal	$940,094	x	125%	x (	195%	x	50%	+	175%	x	50%)	=	$2,175,093
(1)	Base salaries are prorated based on any changes during the fiscal year.
(2)	Actual percentages achieved are rounded for presentation.

26

LONG-TERM INCENTIVES

Stock-based long-term incentives align executive compensation and shareholder returns. Unlike some of the members of our peer group, we do not have a pension plan, and we rely on long-term incentives to provide a substantial percentage of each Executive’s potential retirement savings. Long-term incentives have typically consisted of stock options, stock units or performance shares. We have a mix of different grant types for executives to balance performance focus and potential compensation-related risk, but at least half of our regular annual grant value is intended to be in the form of performance shares for performance-based long-term pay delivery and shareholder value alignment.

It has been our practice to grant long-term incentives to Executives on an annual basis, usually in the first quarter of each fiscal year. This timing was selected because it follows the release of our annual financial results and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired Executives and periodically in connection with promotions or for special recognition and retention. Grants are typically approved by the Committee at a meeting and are effective on the meeting date or, if approved by unanimous written consent, the date of the last signature on the consent. However, the effective date for new hires is no earlier than the first day of employment. Stock-based awards are granted under our 2016 Long-Term Incentive Plan, which was approved by our shareholders.

In determining the long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense.

Stock Options

We believe stock options focus Executives on managing the Company from the long-term perspective of an owner. Stock options provide value to the recipient only if the price of our stock increases. All stock options granted to employees during fiscal 2017 had an exercise price equal to the closing price of our stock on the date of grant. The stock option grants received by our Executives are described in more detail in the Grants of Plan-Based Awards table on page 36.

Stock options typically vest based on continued service at a rate of 25% annually beginning one year from the grant date, which we have determined helps meet our retention objectives. We have also used other vesting schedules to align with timing of compensation being forfeited at a prior employer for new hires or to align with critical retention periods. Stock options are typically granted with a maximum term of ten years, and vested options are normally exercisable for three months following employment termination. Vesting is generally accelerated upon death, disability or retirement if the stock options are held for at least one year.

Stock Units and Performance Shares

A portion of long-term incentives is delivered in units representing full-value shares of our stock to drive performance, promote retention and foster a long-term ownership perspective. Unlike stock options, full-value share awards, in combination with stock ownership requirements, subject Executives to the same downside risk experienced by shareholders but still encourage retention if our stock price does not appreciate, and help to focus Executives on sustaining the value of the Company. In general, we believe the grant or vesting of a significant percentage of full-value shares for Executives should be based on performance against annual or long-term objectives unless they are made to offset compensation from prior employment in the case of new hires. However, to balance our performance, retention, and ownership objectives, in the past we have granted stock units or other full-value shares that vest only for continued service with the Company, and we may do so in the future. The stock unit grants received by our Executives are described in more detail in the Grants of Plan-Based Awards table on page 36.

Stock units that are granted to Executives other than the CEO are normally scheduled to vest over three or four years, although the schedule may differ based on critical retention or performance periods, or the vesting of compensation being forfeited at a prior employer for new hires. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death or retirement if the awards are held for at least one year and any performance conditions have been previously satisfied. Additional circumstances under which vesting of long-term incentives may be accelerated are described on pages 42-43 of this Proxy Statement.

LGP (Long-Term Growth Program)

Executives are eligible to participate in the LGP, which is intended to promote sustained improvement in financial performance and long-term value creation for shareholders, while recognizing the inherent difficulty in setting long-term performance goals in the volatile retail industry. The key features of the program are described below:

•         Each Executive is eligible to receive an annual performance share award. Performance shares give the Executive the right to receive a number of shares of our stock based on achievement against performance goals during a specified three-year performance period, subject to certain service requirements. Actual shares paid out, if any, will vary based on achievement of the performance goals.

•         The number of actual shares that an Executive may earn after the end of three years is based on two performance metrics: (i) average attainment of separate annual earnings goals that are established each year over three years,

27

measured at the division level for those with division responsibilities and the corporate level for those with Company-wide responsibilities, and (ii) attainment of a three-year cumulative Company earnings goal set at the beginning of the same three-year period. The potential payout range as a percentage of the target award based on average annual earnings attainment is 0% to 250%. The award is modified up or down by up to 20% (for a maximum opportunity of 300% of target) based on the level of attainment of the cumulative Company earnings goal.

•         50% of the award is payable at the end of the three-year performance period, generally subject to continued service with the Company through the date that the Committee determines the number of shares that are earned, if any, and the remaining 50% will vest on the one-year anniversary of such determination date based on continued service with the Company.

The table below describes the potential payout range as a percentage of the target award for the fiscal 2017-2019 performance period. The target number of shares was determined using our closing stock price on the date of grant and a percentage of base salary. Targets for the President & CEO and those Executives in Brand President & CEO positions were increased for fiscal 2017 to further incent them to improve performance and for retention after considering relevant factors described below under “Compensation Analysis Framework.” Mr. Breitbard joined the Company in May 2017 as President & CEO, Banana Republic and received a prorated LGP grant for fiscal 2017. The performance share grants represent only an opportunity to earn actual shares of our stock for achievement of performance goals over three years. The associated amount listed in the Summary Compensation Table under Stock Awards is the grant date fair value for accounting purposes, which is the required disclosure under SEC rules, not necessarily the compensation that will be actually realized by each Executive. The same threshold, target range, maximum earnings goals, and adjustments described above under “Fiscal 2017 Annual Bonus” applied to the 2017 performance year under the LGP. The same minimum performance goal used for the fiscal 2017 annual bonus was also used for the LGP and established the maximum number of shares that could be paid to each Executive, subject to downward adjustment by the Committee based upon the achievement of the financial performance goals and other factors determined by the Committee in its sole discretion. We use earnings for both annual cash awards and performance-based long-term incentives because we believe that it is the best metric to drive shareholder value. The use of annual goals over a three-year period maintains our ability to set realistic goals while creating focus on results over a longer time horizon and a strong linkage to overall long-term Company results. All payments are made in shares at vesting and dividends are not paid or accrued on unvested shares.

	Fiscal 2017 Award Potential Payout
Name	Target Percentage of Base Salary	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Arthur Peck	550%	321,261	0 – 300%
Teri List-Stoll	180%	66,907	0 – 300%
Mark Breitbard	275%	83,759	0 – 300%
Jeff Kirwan	275%	110,981	0 – 300%
Sonia Syngal	275%	110,981	0 – 300%

The following table describes the actual achievement levels and actual shares for the LGP awards for the completed fiscal 2015-2017 performance period for each eligible Executive.

	Fiscal 2015 Award Achievement
Name	Target Shares	Year 1, Year 2, & Year 3 (2015-2017) Actual Percentage Achieved			Three Year Average	Actual Cumulative Company Earnings Goal Modifier	Actual Percentage Achieved(1)	Actual Shares(1)
Arthur Peck	141,749	0%	76%	188%	88%	20%	70%	99,747
Jeff Kirwan	30,894	0%	0%	0%	0%	20%	0%	0
Sonia Syngal	18,173	0%	191%	240%	144%	20%	115%	20,884
(1)	Actual percentage achieved is rounded for presentation and is the three-year average, decreased by the cumulative Company earnings goal modifier. Actual shares is the product of the target shares and the actual percentage achieved.
28

The table below describes, for each eligible Executive, the actual percentage achievement levels for the completed fiscal years under the LGP awards for the fiscal 2016-2018 and fiscal 2017-2019 performance periods. Final achievement and actual shares for these outstanding awards are still subject to the remaining performance periods and the cumulative Company earnings goal over the same three-year performance period. Mr. Kirwan, who was terminated in March 2018, is no longer eligible to receive LGP awards for the fiscal 2016-2018 and fiscal 2017-2019 performance periods and, therefore, has been excluded from the table below.

	Fiscal 2016 Award Achievement			Fiscal 2017 Award Achievement
Name	Target Shares	Year 1 (2016) Actual Percentage Achieved	Year 2 (2017) Actual Percentage Achieved	Target Shares	Year 1 (2017) Actual Percentage Achieved
Arthur Peck	221,172	76%	188%	321,261	188%
Teri List-Stoll	N/A	N/A	N/A	66,907	188%
Mark Breitbard	N/A	N/A	N/A	83,759	0%
Sonia Syngal	52,186	191%	240%	110,981	240%

NEW HIRE AND RETENTION ACTIONS

Mr. Kirwan received an extraordinary bonus of $750,000 in May 2017 in recognition of his unique contributions toward our operating model transformation and to promote short-term retention. The bonus is repayable in full to the Company in the case of a voluntary termination or termination for cause within one year of the payment date, and half must be repaid should such a termination occur between one and two years from the payment date.

Mr. Breitbard was paid a $1,000,000 signing bonus to recruit him from his prior employer. The bonus is repayable in full to the Company in the case of a voluntary termination or termination for cause within one year of his hire date, and half must be repaid should such a termination occur between one and two years from his hire date. Mr. Breitbard also received an initial stock option grant covering 300,000 shares and an initial stock unit grant covering 150,000 shares to induce him to join the Company. Both the options and stock units vest based on continued service at a rate of 25% annually beginning one year from the grant date.

BENEFITS AND PERQUISITES

Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. Although not a significant part of total compensation, we also provide limited additional benefits and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and benefits include: financial planning services or an allowance to cover these services, as Executives typically have more complex financial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help meet retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees. For Mr. Peck only, we allow limited personal use of a Company airplane at an amount not to exceed $150,000 per year based on the incremental cost to the Company in order to provide an efficient way for Mr. Peck to manage travel and time commitments.

The value of the benefits and perquisites received by our Executives are described in more detail in the footnotes to the Summary Compensation Table beginning on page 35.

STOCK OWNERSHIP REQUIREMENTS FOR EXECUTIVE
OFFICERS / HEDGING AND PLEDGING PROHIBITIONS

We have minimum stock ownership requirements for certain executive positions to more closely link executive and shareholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing the Company. Each executive has five years from the date of his or her appointment to reach the requirement.

As of February 3, 2018, all Executives had either met the shares requirement in the table below or had remaining time to do so.

Requirements (shares)
President & CEO, Gap Inc.	300,000
Brand President & CEO	75,000
Corporate Executive Vice President	40,000
29

Executives not meeting the requirement must retain 50% of their after-tax shares acquired through stock compensation programs until the requirement is reached.

For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including non-performance-based stock units (vested or unvested) and shares held within our 401(k) Plan. A complete description of the requirements, including a complete list of accepted forms of ownership, is located at www.gapinc.com (follow the Investors, Governance, Executive Stock Ownership links).

Our insider trading policy applicable to executives prohibits speculation in our stock, including short sales, hedging or publicly-traded option transactions. We also prohibit executives from pledging Company stock as collateral for a loan or for any other purpose.

TERMINATION PAYMENTS

Various agreements, as described in more detail beginning on page 42, provide for severance benefits in the event of a termination of employment. These benefits were selected considering competitive conditions and customary practices at the time of their implementation. We have no severance arrangements specific to a change in control.

COMPENSATION ANALYSIS FRAMEWORK

The Committee reviews executive compensation at least annually. The Committee’s review includes base salary, annual incentives, long-term incentives and the value of benefits and perquisites. Each element is reviewed individually and in total using tally sheets, which are intended to summarize all elements of total actual and potential compensation and wealth accumulation. The tally sheets present the dollar value of each compensation component, including accumulated vested and unvested long-term incentive gains and potential gains using stock price assumptions, vesting schedules for long-term incentive awards, accumulated deferred compensation and potential termination-related payments.

The Committee also uses a summary of compensation data covering other companies to support its analysis. The Committee selected a broad spectrum of retail and consumer products companies for purposes of comparing market compensation levels (the “peer group”) because we have both recruited from and lost executive talent to these industries in the past, and to ensure appropriate scope and complexity relative to the Company. Because the size of the peer group companies varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Company and division revenues.

The peer group is reviewed by the Committee each year. The peer group used in 2017 was comprised of the companies listed below and reflects changes from the prior year (removal of Avon Products and addition of Foot Locker) for continued relevance with Gap Inc.’s talent market.

Abercrombie & Fitch	J. Crew	Polo Ralph Lauren
American Eagle Outfitters	Kellogg	PVH Corporation
Best Buy	Kimberly Clark	Ross Stores
Children’s Place Retail Stores	Kohl’s	Staples
Coach	Levi Strauss	Starbucks
Coca-Cola	L Brands	Target
Costco Wholesale	Macy’s	TJX Companies
Disney	McDonald’s	Under Armour
Estee Lauder Companies	Nike	V.F. Corporation
Foot Locker	Nordstrom	Williams-Sonoma
General Mills	PepsiCo	YUM! Brands

The majority of the peer group provides compensation data through surveys conducted by Willis Towers Watson, an international consulting company. The surveys provide levels of base salary, annual incentives, and long-term incentive grant values in a summarized form, and we believe that this data provides a reasonable indicator of total compensation values for the peer group. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Committee uses the peer group data along with the tally sheet data as a frame of reference to inform compensation decisions, but compensation is not set to meet specific benchmarks or percentiles.

In conducting its analysis and determining compensation, the Committee also considers the following factors where relevant:

•         Business and talent strategies;

•         The nature of each Executive’s role;

•         Individual performance (based on specific financial and operating objectives for each Executive, as well as leadership behaviors);

30

•         Future potential contributions by the Executive;

•         Internal comparisons to other Executives;

•         Comparisons of the value and nature of each compensation element to each other and in total; and

•         Retention risk.

As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.

ROLE OF THE CEO AND COMPENSATION CONSULTANT

The CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual arrangements. The CEO is generally present at Committee meetings when compensation, other than his own, is considered and approved. However, approval rests solely with the Committee.

The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee periodically on the compensation program structure and individual compensation arrangements. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultant, and have identified no conflicts of interest. From time to time, the consultant attends Committee meetings, presents briefings on general and retail-industry compensation trends and developments, and is also available to the Committee outside of meetings as necessary. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.

ACCOUNTING AND TAX CONSIDERATIONS

Accounting, tax and related financial implications to the Company and Executives are considered during the analysis of our compensation and benefits program and individual elements. Overall, the Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders. The Committee determined that the accounting and tax impacts described below were reasonable in light of our objectives.

In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are generally recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized in our consolidated statements of income for stock options, stock units, and performance shares.

Subject to the exceptions and limits below, we generally deduct for federal income tax purposes all payments of compensation and other benefits to Executives. We do not deduct deferred compensation until the year that the deferred compensation is paid to an Executive.

Section 162(m) of the Internal Revenue Code, prior to modification by recent tax legislation as discussed below, generally did not allow a tax deduction to public companies for compensation over $1,000,000 paid to “Covered Employees,” which included the principal executive officer or any of the other three most highly compensated executive officers (other than the principal financial officer) unless the compensation was based on attainment of pre-established objective performance goals and certain other requirements were met. It has been our preference to qualify executive compensation as fully deductible under Section 162(m) where we determine it is consistent with our interests and compensation objectives. However, to maintain maximum flexibility in achieving compensation objectives, the Committee, while considering company tax deductibility as one of its factors in determining compensation, does not limit compensation to those levels or types of compensation that are intended to be deductible.

Historically, our incentive plans have generally been designed to permit awards that qualify as fully deductible under Section 162(m). However, new hire signing bonuses or other bonuses not paid under our annual bonus plan were generally subject to the deduction limits of Section 162(m). In addition, stock units, other than performance shares, that had vesting based only on continued service were also subject to the deduction limits of Section 162(m). Because of the fact-based nature of the performance-based compensation exception and the limited amount of guidance, however, we do not guarantee that compensation that was intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

The recently enacted Tax Cuts and Jobs Act eliminated the ability to rely on the performance-based compensation exception for amounts deductible in fiscal years after fiscal 2017. In addition, under the legislation, the definition of “Covered Employees” was expanded to include any person who served as the principal executive officer or principal financial officer at any time during the fiscal year and any person who was a Covered Employee in any prior fiscal year beginning with fiscal 2017. As a result, beginning in fiscal 2018, the Company may no longer take a deduction for any compensation paid to “Covered Employees” in excess of $1,000,000, except to the extent that it is “performance based” as defined in Section 162(m) and subject to a “written binding contract” in effect as of November 2, 2017 that is not later modified in any material respect. However, because of lack of guidance to date, the application of this transition relief to any of the Company’s

31

compensation arrangements is not certain. Therefore, no assurance can be given that any compensation otherwise subject to a deduction limit under the legislation will qualify for an exception under this transition rule.

Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. We have not provided any Executive with tax gross-ups or other reimbursement for tax amounts the Executive might be required to pay under Section 4999.

RECOVERY AND ADJUSTMENTS TO AWARDS

Subject to the approval of the Board, we will require reimbursement and/or cancellation of any bonus or other incentive compensation, including stock-based compensation, where all of the following factors are present: (i) the award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) in the Board’s view, the Executive engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (iii) a lower award would have been made to the Executive based upon the restated financial results. In each such instance, we will seek to recover the individual Executive’s entire annual bonus or award for the relevant period, plus a reasonable rate of interest. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Committee Report

The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended February 3, 2018 and the Proxy Statement for the 2018 Annual Meeting of Shareholders.

Bob L. Martin (Chair)
Brian Goldner
Katherine Tsang

32

Summary Compensation Table

The following table shows compensation information for fiscal 2017, which ended February 3, 2018, for our CEO, CFO, and the three other most highly compensated executive officers at fiscal year-end (“named executive officers”). The table also shows compensation information for fiscal 2016 and fiscal 2015, which ended January 28, 2017 and January 30, 2016, respectively, for those named executive officers who were also named executive officers in either of those years.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position(1)	Year	($)(2)	($)(3)	($)(4)(5)	($)(5)(6)	($)(7)	Earnings ($)(8)	($)(9)	Total ($)
Arthur Peck	2017	1,396,058	0	6,762,235	3,275,460	4,045,859	0	107,574	15,587,186
President and CEO,	2016	1,330,288	0	3,637,795	2,932,000	917,511	0	88,572	8,906,166
Gap Inc.	2015	1,300,000	0	2,733,227	2,079,960	0	0	27,611	6,140,798
Teri List-Stoll	2017	891,827	200,000	647,204	0	1,476,896	0	329,997	3,545,924
EVP and CFO	2016	30,288	0	2,192,680	1,076,000	0	0	22,874	3,321,842
Mark Breitbard	2017	730,769	0	4,361,174	1,549,290	669,769	0	29,178	7,340,180
President and CEO,
Banana Republic
Jeff Kirwan	2017	961,538	0	1,924,532	1,091,820	0	0	153,275	4,131,165
President and CEO,	2016	893,269	0	771,499	1,319,400	133,990	0	65,394	3,183,552
Gap	2015	850,000	0	3,642,268	555,728	127,500	0	1,061,541	6,237,037
Sonia Syngal	2017	958,173	0	1,779,318	1,091,820	2,175,093	0	76,032	6,080,436
President and CEO,	2016	850,000	0	729,630	1,081,720	992,501	0	70,603	3,724,454
Old Navy	2015	750,000	0	3,378,237	243,131	90,000	0	67,541	4,528,909
(1)	Ms. List-Stoll became our CFO in January 2017. Mr. Breitbard became an executive officer of the Company in May 2017. Mr. Kirwan ceased to be an executive officer of the Company in March 2018.
(2)	The amounts in this column for Ms. Syngal, Mr. Kirwan, and Mr. Peck in 2016 reflect the prorated payment of their salaries based on changes during the year. Base salary changes in fiscal 2017 are further described on page 24 of the Compensation Discussion and Analysis section.
(3)	The amount in this column for Ms. List-Stoll reflects the earned portion of a sign-on bonus with repayment provisions that she received when she joined the Company in January 2017.
(4)	This column reflects the aggregate grant date fair value for awards of stock during fiscal 2017, 2016 and 2015, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers. For 2015, this column includes (a) the grant date fair value of the target number of shares that may be earned under the Company’s Long-Term Growth Program (LGP) with respect to year 3 of a three-year performance period beginning with fiscal 2013 (“LGP 1”), (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of a three-year performance period beginning with fiscal 2014 (“LGP 2”), and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with fiscal 2015 (“LGP 3”). For 2016, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 2, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 3, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with fiscal 2016 (“LGP 4”). For 2017, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 3, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 4, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with fiscal 2017 (“LGP 5”). See page 28 of the Compensation Discussion and Analysis section for actual shares granted under LGP 3. Ms. List-Stoll and Mr. Breitbard each received their first grant under the LGP in 2017. For executives other than Mr. Peck, this column also includes the aggregate grant date fair value of any restricted stock units granted during fiscal 2017, 2016 and 2015.
33

Details on the figures included in this column for 2017 are reflected in the following table. Details on the figures included in this column for 2016 and 2015 are included in our 2017 and 2016 Proxy Statements.

	LGP 3	LGP 4	LGP 5		Total Reported
	(FY 2015 Grant)	(FY 2016 Grant)	(FY 2017 Grant)		in Stock Awards
	Year 3 Target	Year 2 Target	Year 1 Target	Grant Date Fair	Column (Rounded
	Shares Grant Date	Shares Grant Date	Shares Grant Date	Value of Non-LGP	to the nearest
	Fair Value ($)	Fair Value ($)	Fair Value ($)	Stock Awards ($)	dollar) ($)
Arthur Peck	1,452,434	2,202,136	3,107,665	0	6,762,235
Teri List-Stoll	0	0	647,204	0	647,204
Mark Breitbard	0	0	810,209	3,550,965	4,361,174
Jeff Kirwan (a)	316,561	534,434	1,073,537	0	1,924,532
Sonia Syngal	186,192	519,589	1,073,537	0	1,779,318

(a) Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.

The total grant date fair value of the LGP awards if maximum performance conditions were achieved over the entire three-year period under LGP 3, LGP 4 and LGP 5 are detailed in the following table. The grant date fair values per share used in calculating the total grant date fair values below were as follows: (i) year 1 of LGP 3 ($38.13), year 2 of LGP 3 ($27.92), and year 3 of LGP 3 ($30.74), (ii) year 1 of LGP 4 ($27.05), and years 2 and 3 of LGP 4 ($29.87), and (iii) years 1, 2 and 3 of LGP 5 ($29.02). The grant date fair value for year 2 of LGP 4 was used for year 3 of LGP 4, and the grant date fair value for year 1 of LGP 5 was used for years 2 and 3 of LGP 5. Ms. List-Stoll and Mr. Breitbard did not receive LGP grants until they joined the Company in 2017. For a description of the Company’s Long-Term Growth Program, please see pages 27-29 of the Compensation Discussion and Analysis section.

	Maximum Shares Total Grant Date Fair Value ($)
	LGP 3	LGP 4	LGP 5
	(FY 2015 Cycle)	(FY 2016 Cycle)	(FY 2017 Cycle)
Art Peck	13,719,886	19,195,518	27,968,983
Teri List-Stoll	n/a	n/a	5,824,923
Mark Breitbard	n/a	n/a	7,292,059
Jeff Kirwan (a)	2,990,230	4,658,627	9,662,006
Sonia Syngal	1,758,965	4,529,223	9,662,006

(a) Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.

(5)	Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 20, 2018 for the relevant assumptions used to determine the compensation cost of our stock and option awards. Please refer to the Grants of Plan-Based Awards table in this Proxy Statement and in our 2017 and 2016 Proxy Statements for information on awards actually granted in fiscal 2016 and 2015.
(6)	This column reflects the aggregate grant date fair value for awards of stock options during fiscal 2017, 2016 and 2015, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers.
(7)	The amounts in this column reflect the non-equity amounts earned by the named executive officers under the Company’s annual incentive bonus plan.
(8)	No above-market or preferential interest rate options are available under our deferred compensation programs. Please refer to the Nonqualified Deferred Compensation table for additional information on deferred compensation earnings.
34

(9)	The amounts shown in the All Other Compensation column are detailed in the following table.
		Personal			Deferred	401 (k)
		Use of	Financial	Tax	Compensation	Plan	Disability	Life		Gift
	Fiscal	Airplane	Counseling	Payments	Plan Match	Match	Plan	Insurance	Relocation	Matching	Other	Total
Name	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)	($)	($)
Arthur	2017	36,734	15,300	0	43,831	10,718	415	576	0	0	0	107,574
Peck	2016	19,523	14,838	0	42,477	10,703	524	507	0	0	0	88,572
	2015	0	14,800	0	0	11,261	650	900	0	0	0	27,611
Teri	2017	0	12,892	87,616	22,402	12,888	415	576	178,208	15,000	0	329,997
List-Stoll	2016	0	0	0	0	0	16	48	22,810	0	0	22,874
Mark	2017	0	0	0	0	13,435	311	432	0	15,000	0	29,178
Breitbard
Jeff	2017	0	15,300	0	26,738	8,992	415	576	101,254	0	0	153,275
Kirwan	2016	0	14,838	0	24,938	10,342	527	507	14,242	0	0	65,394
	2015	0	14,800	777,099	23,400	9,881	647	900	234,814	0	0	1,061,541
Sonia	2017	0	15,300	0	26,508	7,975	415	576	11,558	13,700	0	76,032
Syngal	2016	0	18,341	0	22,919	8,553	489	648	15,703	3,950	0	70,603
	2015	0	10,627	0	18,823	8,774	650	900	23,272	4,495	0	67,541

(a)	The Compensation and Management Development Committee determined that it was appropriate to provide Mr. Peck use of a Company airplane for limited personal use (not to exceed $150,000 per fiscal year in incremental cost to the Company). As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of the Company airplane and are calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, fixed costs which do not change based on usage, such as the pilot’s salary and maintenance costs unrelated to the trip, are excluded.
(b)	We provide certain executive officers access to financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual cost for those services.
(c)	For Ms. List-Stoll, these amounts reflect tax reimbursements in connection with her relocation to San Francisco when she joined the Company in January 2017. For Mr. Kirwan, these amounts reflect tax reimbursements in connection with his previous international assignments and relocation to the U.S.
(d)	These amounts reflect Company matching contributions under the Company’s nonqualified Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit ($270,000 for calendar year 2017), which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.
(e)	These amounts reflect Company matching contributions under the Company’s 401(k) Plan.
(f)	These amounts reflect premium payments for long-term disability insurance, which is available to benefits-eligible employees generally.
(g)	These amounts reflect premiums paid for life insurance provided to employees at the Director level and above.
(h)	For Ms. List-Stoll, the amounts reflect costs in connection with her relocation to San Francisco when she joined the Company in January 2017. For Mr. Kirwan, the amounts reflect costs in connection with his relocation from China to New York when he assumed the role of Global President, Gap brand. For Ms. Syngal, the amounts reflect costs in connection with her relocation from the U.K. to San Francisco.
(i)	These amounts reflect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonprofit organizations are matched by the Company, up to certain annual limits. In calendar year 2017, the limit for the named executive officers was $15,000, with the exception of Mr. Peck who had an annual matching limit of $100,000. The annual gift match eligibility limits are based on the executive’s original donation date.
35

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal 2017, which ended on February 3, 2018. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

									All
									Other
									Stock			Grant
									Awards:	All Other		Date
									Number	Option		Fair
									of	Awards:	Exercise	Value of
			Estimated Future Payouts			Estimated Future Payouts			Shares	Number of	or Base	Stock
			Under Non-Equity Incentive			Under Equity Incentive Plan			of	Securities	Price of	and
			Plan Awards(1)			Awards(2)			Stock or	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)(3)
Arthur	3/13/17	3/13/17								600,000	23.54	3,275,460
Peck	3/13/17	3/13/17				21,262	47,249	141,749				1,452,434
	3/13/17	3/13/17				33,175	73,724	221,172				2,202,136
	3/13/17	3/13/17				48,189	107,087	321,261				3,107,665
	N/A		599,251	2,397,005	4,794,009
Teri List-	3/13/17	3/13/17				10,036	22,302	66,907				647,204
Stoll	N/A		218,750	875,000	1,750,000
Mark	5/1/17	2/21/17								300,000	25.90	1,549,290
Breitbard	5/1/17	2/21/17							150,000			3,550,965
	5/1/17	2/21/17				12,563	27,919	83,759				810,209
	N/A		223,256	893,026	1,786,051
Jeff	3/13/17	3/13/17								200,000	23.54	1,091,820
Kirwan	3/13/17	3/13/17				4,634	10,298	30,894				316,561
	3/13/17	3/13/17				8,051	17,892	53,677				534,434
	3/13/17	3/13/17				16,647	36,993	110,981				1,073,537
	N/A		294,811	1,179,245	2,358,491
Sonia	3/13/17	3/13/17								200,00	23.54	1,091,820
Syngal	3/13/17	3/13/17				2,725	6,057	18,173				186,192
	3/13/17	3/13/17				4,473	9,940	29,821				296,908
	3/13/17	3/13/17				3,354	7,455	22,365				222,681
	3/13/17	3/13/17				16,647	36,993	110,981				1,073,537
	N/A		293,779	1,175,118	2,350,236
(1)	The amounts shown in these columns reflect the estimated potential payment levels for the fiscal 2017 performance period under the Company’s annual incentive bonus plan, further described on pages 25-26 of the Compensation Discussion and Analysis section. The potential payouts were performance-based and, therefore, were completely at risk. The potential threshold payment amount assumes 25% achievement of the transformation goals component and 25% achievement of the financial performance component. The potential target payment amount assumes 100% achievement of the transformation goals component and 100% achievement of the financial performance component. The potential maximum payment amount assumes 200% of target. The annual incentive bonus plan is further described on pages 25-26. Each named executive officer received a bonus under the annual incentive bonus plan, which is reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
36

(2)	The amounts shown in these columns for each of the named executive officers reflect, in shares, (a) the threshold, target and maximum amounts for year 3 of a three-year performance period beginning in fiscal 2015 (“LGP 3”), (b) the threshold, target and maximum amounts for year 2 of a three-year performance period beginning in fiscal 2016 (“LGP 4”) and (c) the threshold, target and maximum amounts for year 1 of a three-year performance period beginning in fiscal 2017 (“LGP 5”) under the Company’s Long-Term Growth Program, further described on pages 27-29 of the Compensation Discussion and Analysis section. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk. The total number of shares that were actually earned for the entire three-year performance period under LGP 3 for each named executive was as follows: Mr. Peck (99,747), Mr. Kirwan (0), and Ms. Syngal (20,884). As of the end of fiscal 2017, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 4 for each named executive is as follows: Mr. Peck (221,172), Mr. Kirwan (53,677), and Ms. Syngal (52,186). As of the end of fiscal 2017, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 5 for each named executive is as follows: Mr. Peck (321,261), Mr. Breitbard (83,759), Mr. Kirwan (110,981), Ms. List-Stoll (66,907), and Ms. Syngal (110,981). Ms. List-Stoll and Mr. Breitbard, who joined the Company in January 2017 and May 2017, respectively, did not receive LGP grants in fiscal 2015 or 2016. Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.
(3)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC 718. Please refer to Note 10, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 20, 2018 for the relevant assumptions used to determine the valuation of our stock and option awards. For fiscal 2017, the grant date fair value of the Equity Incentive Plan Awards is based on the closing price of a share of our stock on the last day of fiscal 2017 less future expected dividends during the vesting period, multiplied by the target number of shares that may be earned. For year 3 of LGP 3, the grant date fair value is $30.74. For year 2 of LGP 4, the grant date fair value is $29.87. For year 1 of LGP 5, the grant date fair value is $29.02. For the total grant date fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under LGP 3, LGP 4, and LGP 5, see footnote 4 to the Summary Compensation Table.
37

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2017, which ended on February 3, 2018.

	Option Awards						Stock Awards
												Equity
												Incentive
										Equity		Plan Awards:
				Equity						Incentive		Market or
				Incentive						Plan Awards:		Payout
				Plan Awards:					Market	Number of		Value of
	Number of	Number of		Number of			Number of		Value of	Unearned		Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares,		Shares,
	Underlying	Underlying		Underlying			Units of		Units of	Units or		Units or
	Unexercised	Unexercised		Unexercised	Option		Stock		Stock	Other Rights		Other Rights
	Options	Options		Unearned	Exercise	Option	That Have		That Have	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Not Vested		Not Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable(1)		(#)	($)	Date	(#)(2)		($)(3)	(#)(4)		($)(5)
Arthur Peck	25,000				23.07	3/15/2020
	50,000				21.79	3/14/2021
	75,000				25.09	3/12/2022
	80,000				36.45	3/18/2023
	60,000	20,000	(a)		42.20	3/17/2024
	225,000	75,000	(b)		41.19	2/1/2025
	125,000	375,000	(c)		30.18	3/14/2026
		600,000	(d)		23.54	3/13/2027
										99,747	(a)	3,200,881
										378,855	(b)	12,157,457
										883,607	(c)	28,354,949
Teri List-Stoll	50,000	150,000	(e)		24.15	1/17/2027
							75,000	(a)	2,406,750
										184,023	(c)	5,905,298
Mark		300,000	(f)		25.90	5/1/2027
Breitbard							150,000	(b)	4,813,500
										33,503	(c)	1,075,111
Jeff Kirwan	15,000				36.45	3/18/2023
	18,750	6,250	(g)		42.20	3/17/2024
	40,000	40,000	(h)		41.27	3/16/2025
	31,250	93,750	(i)		30.18	3/14/2026
	25,000	75,000	(j)		30.18	3/14/2026
		200,000	(k)		23.54	3/13/2027

							4,231	(c)	135,773
										8,946	(b)	287,077
										44,392	(c)	1,424,539

38

	Option Awards						Stock Awards
											Equity
											Incentive
									Equity		Plan Awards:
				Equity					Incentive		Market or
				Incentive					Plan Awards:		Payout
				Plan Awards:				Market	Number of		Value of
	Number of	Number of		Number of			Number of	Value of	Unearned		Unearned
	Securities	Securities		Securities			Shares or	Shares or	Shares,		Shares,
	Underlying	Underlying		Underlying			Units of	Units of	Units or		Units or
	Unexercised	Unexercised		Unexercised	Option		Stock	Stock	Other Rights		Other Rights
	Options	Options		Unearned	Exercise	Option	That Have	That Have	That Have		That Have
	(#)	(#)		Options	Price	Expiration	Not Vested	Not Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable(1)		(#)	($)	Date	(#)(2)	($)(3)	(#)(4)		($)(5)
Sonia	3,750				25.09	3/12/2022
Syngal	10,000				36.45	3/18/2023
	22,500	7,500	(l)		42.20	3/17/2024
	17,500	17,500	(m)		41.27	3/16/2025
	18,750	56,250	(n)		30.18	3/14/2026
	12,500	37,500	(o)		30.18	3/14/2026
	18,750	56,250	(p)		23.93	4/13/2026
		200,000	(q)		23.54	3/13/2027
									20,884	(a)	670,168
									118,453	(b)	3,801,157
									328,673	(c)	10,547,117
(1)	The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment):
(a)	Options vest 20,000 on 3/17/2018.
(b)	Options vest 75,000 on 2/1/2019.
(c)	Options vest 125,000 on 3/14/2018, 125,000 on 3/14/2019 and 125,000 on 3/14/2020.
(d)	Options vest 150,000 on 3/13/2018, 150,000 on 3/13/2019, 150,000 on 3/13/2020 and 150,000 on 3/13/2021.
(e)	Options vest 50,000 on 1/17/2019, 50,000 on 1/17/2020 and 50,000 on 1/17/2021.
(f)	Options vest 75,000 on 5/1/2018, 75,000 on 5/1/2019, 75,000 on 5/1/2020 and 75,000 on 5/1/2021.
(g)	Options vest 6,250 on 3/17/2018.
(h)	Options vest 20,000 on 3/16/2018 and 20,000 on 3/16/2019.
(i)	Options vest 31,250 on 3/14/2018, 31,250 on 3/14/2019 and 31,250 on 3/14/2020.
(j)	Options vest 25,000 on 3/14/2018, 25,000 on 3/14/2019 and 25,000 on 3/14/2020.
(k)	Options vest 50,000 on 3/13/2018, 50,000 on 3/13/2019, 50,000 on 3/13/2020 and 50,000 on 3/13/2021.
(l)	Options vest 7,500 on 3/17/2018.
(m)	Options vest 8,750 on 3/16/2018 and 8,750 on 3/16/2019.
(n)	Options vest 18,750 on 3/14/2018, 18,750 on 3/14/2019 and 18,750 on 3/14/2020.
(o)	Options vest 12,500 on 3/14/2018, 12,500 on 3/14/2019 and 12,500 on 3/14/2020.
(p)	Options vest 18,750 on 4/13/2018, 18,750 on 4/13/2019 and 18,750 on 4/13/2020.
(q)	Options vest 50,000 on 3/13/2018, 50,000 on 3/13/2019, 50,000 on 3/13/2020 and 50,000 on 3/13/2021.
(2)	The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment):
(a)	Awards vests 25,000 on 1/17/2019, 25,000 on 1/17/2020 and 25,000 on 1/17/2021.
(b)	Awards vests 37,500 on 5/1/2018, 37,500 on 5/1/2019, 37,500 on 5/1/2020 and 37,500 on 5/1/2021.
(c)	Award vests 4,231 on 3/16/2018.
(3)	Represents the number of stock awards multiplied by the closing price of our common stock as of February 2, 2018 ($32.09).
(4)	(a) Represents the number of shares earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (fiscal 2015), year 2 (fiscal 2016) and year 3 (fiscal 2017) of a three-year performance period (“LGP 3”) . Mr. Kirwan did not earn any shares under the LGP 3 awards. Mr. Breitbard, who joined the Company in May 2017, did not receive an LGP grant in fiscal 2015. Ms. List-Stoll, who joined the Company in January 2017, did not receive an LGP grant in fiscal 2015.

(b)	Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (fiscal 2016), year 2 (fiscal 2017) and year 3 (fiscal 2018) of a three-year performance period (“LGP 4”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2019, and the remainder will vest on the anniversary of such certification date, contingent on continued service with the Company. Mr. Breitbard, who joined the Company in May 2017, did not receive an LGP grant in fiscal 2016. Ms. List-Stoll, who joined the Company in January 2017, did not receive an LGP grant in fiscal 2016. Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under the LGP 4 awards.
(c)	Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) with respect to year 1 (fiscal 2017), year 2 (fiscal 2018) and year 3 (fiscal 2019) of a three-year performance period (“LGP 5”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2020, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company. Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under the LGP 5 awards.
(5)	Represents the number of stock awards multiplied by the closing price of our common stock as of February 2, 2018 ($32.09).
39

Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2017, which ended on February 3, 2018.

	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Art Peck	0	0	13,180	311,390
Teri List-Stoll	0	0	25,000	831,500
Mark Breitbard	0	0	0	0
Jeff Kirwan (2)	6,430	44,547	83,406	2,279,741
Sonia Syngal	0	0	82,810	2,262,998

(1)	The amounts reflected include performance awards that vested during fiscal 2017.
(2)	Mr. Kirwan ceased to be an executive officer of the Company in March 2018.

Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation activity for the named executive officers in fiscal 2017, which ended on February 3, 2018.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contribution	Contributions	Earnings	Distributions	at Fiscal
	in Fiscal	in Fiscal	in Fiscal	in Fiscal	2017
	2017	2017	2017	2017	Year-End
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
Arthur Peck	238,256	43,831	1,324,482	0	6,903,307
Teri List-Stoll	43,758	22,402	(358)	0	65,802
Mark Breitbard	2,192	0	(39)	0	2,153
Jeff Kirwan (5)	205,514	26,738	156,154	0	1,333,103
Sonia Syngal	37,538	26,508	58,522	0	380,611
(1)	These amounts are included in the “Salary” column of the Summary Compensation Table.
(2)	Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s Deferred Compensation Plan (“DCP”) for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit ($270,000 for calendar year 2017), which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.
(3)	These amounts include earnings and dividends. In fiscal 2017, no above-market or preferential interest rate options were available on notional investments in the DCP.
(4)	A portion of these amounts were previously reported as deferred compensation in the Summary Compensation table in the Proxy Statements for prior Annual Meetings as follows: Mr. Peck ($2,963,064), Mr. Kirwan ($263,269), and Ms. Syngal ($48,131).
(5)	Mr. Kirwan ceased to be an executive officer of the Company in March 2018.

The DCP allows eligible employees to defer up to 75% of their salary and 90% of their bonuses (or such other percentages determined by the Company) on a pre-tax basis. Additional amounts are credited annually to participants' accounts in the form of Company matching contributions of up to a specified percentage of the eligible compensation deferred each year by participants. Contributions credited to a participant's account are credited or debited with notional investment gains and losses, as well as appreciation and depreciation equal to the experience of selected investment funds offered under the DCP and elected by the participant. Deferred compensation is payable upon a participant's termination of employment, death, or on a date or dates selected by the participant in accordance with the terms of the DCP. Deferred compensation is generally payable in the form of a lump sum distribution or installments at the election of the participant and subject to exceptions in the case of death or termination of employment prior to age 50. Participants or, in the case of the participant's death, their beneficiaries, may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the DCP. A participant may designate one or more beneficiaries to receive any portion of his or her deferred compensation payable in the event of the participant's death.  The Company also reserves the right to amend the DCP at any time, or to terminate the DCP in accordance with the restrictions under Section 409A of the Internal Revenue Code.

40

Relationship Between CEO and Median
Employee Annual Total Compensation

Gap Inc. is one of the largest retailers in the United States. While our employees work in a variety of roles and settings, the majority of our employees work in stores. Our store workforce consists largely of part-time, hourly employees who weave their part-time schedule together with other life commitments such as education or family responsibilities.

For fiscal year 2017, using the methodology described below, we determined that the employee with the median annual total compensation of our employees (“median employee”) was a part-time sales associate located in Alabama and the employee's total compensation in fiscal year 2017 was $5,375. This employee did not work the full year and we did not annualize employee compensation. The annual reported compensation of our CEO for that same period was $15,587,186. Accordingly, the ratio of the median employee pay to CEO pay for 2017 is 1 to 2,900, which was calculated in compliance with the requirements set forth in Item 402(u) of SEC Regulation S-K.

To identify the median employee and determine the annual total compensation of the median employee, we used the following methodology:

1.	As of February 3, 2018, our employee population, prior to excluding any non-U.S. employees, consisted of approximately 134,815 employees. As permitted by the SEC rules, we excluded 5,474 employees from the following countries: Bangladesh 29, Cambodia 10, Dominican Republic 1, El Salvador 1, France 770, Guatemala 7, India 348, Indonesia 17, Ireland 125, Italy 306, Mexico 595, Pakistan 2, Philippines 2, Singapore 2, Sri Lanka 9, Turkey 8, United Kingdom 3,118, and Vietnam 124. In the aggregate, the total number of excluded employees equaled 4.1% of the total employee population, resulting in a total U.S. and non-U.S. employee population of approximately 129,341 that was used for our calculation.
2.	For the non-excluded employees, we used total gross earnings paid for the fiscal year ending February 3, 2018 as a consistently applied measure to determine the median employee. Total gross earnings were obtained from local payroll data.
3.	We calculated the total compensation elements for both the CEO and the median employee for fiscal 2017 in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.
41

Potential Payments Upon Termination

POST-TERMINATION BENEFITS

The Company entered into agreements with Mr. Peck, Ms. List-Stoll, Mr. Breitbard, Mr. Kirwan and Ms. Syngal in 2017, which provide eligibility for post-termination benefits in the case of involuntary termination without cause.

These agreements in total provide that, if the executive is involuntarily terminated without cause (as specified in each respective agreement) prior to July 1, 2020, the executive is eligible to receive (in exchange for a release of claims):

i.	The executive’s then-current salary for eighteen months (the “post-termination period”). Post-termination period payments will cease if the executive accepts other employment or professional relationship with another company primarily engaged in the apparel design or apparel retail business or any retailer with apparel sales in excess of $500 million annually, or if the executive breaches his or her obligations to the Company (e.g., duty to protect confidential information, agreement not to solicit Company employees). Post-termination period payments will be reduced by any compensation the executive receives during the post-termination period from other employment or professional relationship with a non-competitor.
ii.	Should the executive elect to continue health coverage through COBRA, reimbursement for a portion of the COBRA premium during the period in which the executive is receiving payments under paragraph (i) above.
iii.	During the period in which the executive is receiving payments under paragraph (i) above, reimbursement for his or her costs to maintain the financial counseling program the Company provides to senior executives.
iv.	A prorated bonus for the fiscal year in which termination occurs if the executive worked at least 3 months of the fiscal year and if earned based on actual financial results and 100% standard for any non-financial component. In the event termination occurs after the end of the fiscal year but before the date of bonus payments, such bonus for the preceding fiscal year will be paid pursuant to the terms of the bonus plan.
v.	Accelerated vesting (but not settlement) of restricted stock units and performance shares or units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the fiscal year of termination.

For Mr. Kirwan, the table below shows the amounts that he became eligible to receive under the agreement described above as a result of his termination of employment with the Company in March 2018. For all other executives, the following table shows the amounts that each executive would have been eligible to receive under the agreements described above assuming that they had been terminated without cause on February 3, 2018, the last day of our 2017 fiscal year.

	Potential Post-Termination Payment Eligibility
Description	Mr. Peck	Ms. List-Stoll	Mr. Breitbard	Mr. Kirwan	Ms. Syngal
Cash Payments
related to salary(1)	$2,062,500	$1,312,500	$1,425,000	$1,425,000	$1,425,000
Cash Payments
related to bonus(2)	4,045,859	1,476,896	669,769	0	2,175,093
Health Benefits	27,486	20,106	27,486	20,376	27,486
Financial Counseling	22,950	22,950	22,950	22,950	22,950
Stock Award Vesting
Acceleration	3,396,662	0	0	0	825,323
Total	9,555,457	2,832,452	2,145,205	1,468,326	4,475,852
(1)	Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described in the Nonqualified Deferred Compensation section, above.
(2)	Payments represent fiscal 2017 bonus that was earned by each executive.
42

ACCELERATION OF EQUITY UPON CHANGE IN CONTROL

Under the 2016 Long-Term Incentive Plan (the “Plan”), in the event of a change in control, any acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock. Except as set forth in an award agreement, outstanding awards which are neither assumed nor substituted by the acquiror in the change in control become fully vested immediately prior to the change in control. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of a change in control on February 3, 2018, the last day of our 2017 fiscal year, in the event that awards were not assumed or substituted as described above.

Description	Mr. Peck	Ms. List-Stoll	Mr. Breitbard	Mr. Kirwan	Ms. Syngal
Stock Option Vesting
Acceleration(1)	$5,846,250	$1,191,000	$1,857,000	$2,032,313	$2,348,063
Stock Award Vesting
Acceleration(2)	20,803,337	4,553,796	7,501,326	5,419,648	6,061,352
Total	26,649,587	5,744,796	9,358,326	7,451,961	8,409,415
(1)	Reflects the value of all unvested stock options that would have become vested assuming a change in control on February 3, 2018 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $32.09 per share, the last closing price of our common stock as of that date.
(2)	Reflects the value of all unvested stock awards that would have become vested assuming a change in control on February 3, 2018 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of that date, which was $32.09. For Ms. Syngal and Mr. Peck, amounts include the target number of shares that could be earned under the Company's Long-Term Growth Program (LGP) for the following three-year performance periods: 2015-2017, 2016-2018, and 2017-2019. For Ms. List-Stoll and Mr. Breitbard, amounts include the target number of shares that could be earned under the LGP for the following three-year performance period: 2017-2019. For Mr. Kirwan, amounts include the target number of shares that could be earned under the LGP for the 2015-2017 three-year performance period. Mr. Kirwan, who was terminated in March 2018, is not eligible to receive a payout under the LGP for the 2016-2018 and 2017-2019 performance periods.

DEATH, DISABILITY OR RETIREMENT

Each of our named executive officers is generally entitled to the following additional death, disability or retirement benefits:

i.	Executive supplemental long-term disability insurance, which increases income replacement to 50% of base salary up to a maximum payment of $25,000 per month.
ii.	Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.
iii.	Upon retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. For these purposes, “Retirement” means Employee’s Termination of Service for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least five years of continuous service as an Employee of the Company or an Affiliate. Mr. Peck reached Retirement age in September 2015. As a result, certain eligible grants were subject to accelerated vesting. Other than Mr. Peck, none of our named executive officers was eligible for retirement-based accelerated vesting as of February 3, 2018, the last day of our 2017 fiscal year. In the event Mr. Peck retired on February 3, 2018, the last day of our 2017 fiscal year, the value of his unvested options that would have become vested was $716,250, and the value of his unvested stock awards that would have become vested was $3,396,662, based on the last closing price of our common stock as of that date.
iv.	Upon death (and, in the case of stock options, termination on account of disability), our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of the named executive’s death (and, in the case of stock options, termination on account of disability) on February 3, 2018, the last day of our 2017 fiscal year.
Description	Mr. Peck	Ms. List-Stoll	Mr. Breitbard	Mr. Kirwan	Ms. Syngal
Stock Option Vesting
Acceleration(1)	$716,250	$1,191,000	$0	$322,313	$638,063
Stock Award Vesting
Acceleration(2)	3,396,662	2,406,750	0	135,773	670,168
Total	4,112,912	3,597,750	0	458,086	1,308,231
(1)	Reflects the value of all unvested stock options that would have become vested assuming the named executive officers had died (or terminated on account of disability) on February 3, 2018, based on the difference between the option exercise price and the last closing price of our common stock as of that date.
(2)	Reflects the value of all unvested stock awards that would have become vested assuming the named executive officers had died on February 3, 2018, based on the last closing price of our common stock as of that date.
43

Equity Compensation Plan Information

The following table provides information as of February 3, 2018 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

	Equity Plan Summary
	Column (A)	Column (B)	Column (C)
			Number of Securities
			Remaining Available
	Number of	Weighted-Average	for Future Issuance
	Securities to be Issued	Exercise Price of	Under Equity
	Upon Exercise of	Outstanding Options,	Compensation Plans (#)
	Outstanding Options,	Warrants and Rights	(Excluding Securities
Plan Category	Warrants and Rights (#)	($)	Reflected in Column (A))
Equity Compensation Plans
Approved by Security
Holders(1)	19,641,798 (2)	$28.67	33,592,229 (3)
Equity Compensation Plan
Not Approved by Security
Holders	0	0	8,225
Total	19,641,798	$28.67	33,600,454

(1)	These plans consist of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)	This number excludes 257,881 shares that were issued at the end of the most recent ESPP purchase period, which began on December 1, 2017 and ended on February 28, 2018, after the end of our 2017 fiscal year. This number includes the number of shares that could be earned under the Company’s Long-Term Growth Program (described on pages 27-29 of the Compensation Discussion and Analysis section) if the maximum performance conditions were achieved over the entire three-year performance periods.
(3)	This number includes 8,144,190 shares that were available for future issuance under the ESPP at the end of our 2017 fiscal year, including the 257,881 shares described in footnote 2 above. The number shown also reflects the deduction of three shares from the Company’s share reserve for every one stock award granted prior to May 17, 2011, and the deduction of two shares from the Company’s share reserve for every one stock award granted on or after May 17, 2011, pursuant to the terms of the 2016 Plan.

EARNED PERFORMANCE-BASED AWARDS DATA

We granted performance-based awards under the LGP (Long-Term Growth Program) in fiscal 2015 and 2016, which are granted at the beginning of the performance period and disclosed in our Form 10-K at maximum performance. A portion of these shares will be forfeited if maximum performance goals are not achieved. The table below shows the LGP shares earned in each fiscal year for the purpose of burn rate calculation.

Fiscal Year	Granted Shares	Earned Shares
2017(1)	0	32,875
2016	896,469	50,356
2015	597,131	260,034
(1)	In fiscal 2017, we changed our accounting treatment and performance awards will not be considered granted until such performance conditions have been established. There were 1,470,938 shares of performance-based awards, which are at maximum, granted in 2017 for which the performance conditions had not yet been established. As a result, these shares are not reflected as granted in our Form 10-K.

44

BENEFICIAL OWNERSHIP

OF SHARES

Beneficial Ownership Table

The following table sets forth certain information as of March 26, 2018 to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee and each executive officer and former executive officer named in the “Summary Compensation Table” of this Proxy Statement, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Awards Vesting Within 60 Days(1)	Total	% of Class(2)
Directors and Named Executive Officers
Mark Breitbard	0	112,500	112,500	*
Robert J. Fisher(3)	48,021,217	18,135	48,039,352	12.3%
William S. Fisher(4)	69,109,689	18,135	69,127,824	17.8%
Tracy Gardner	0	17,251	17,251	*
Brian Goldner	5,000	12,242	17,242	*
Isabella D. Goren	11,619	18,135	29,754	*
Teri List-Stoll	16,201	50,000	66,201	*
Bob L. Martin	40,148	18,135	58,283	*
Jorge P. Montoya	30,927	18,135	49,062	*
Chris O'Neill	0	4,985	4,985	*
Arthur Peck	242,048	935,000	1,177,048	*
Mayo A. Shattuck III	89,888	27,175	117,063	*
Sonia Syngal	35,657	220,000	255,657	*
Katherine Tsang(5)	783	18,135	18,918	*
All directors and executive officers, as a group (19 persons)(6)	117,653,414	1,970,801	119,624,215	30.6%
Former Executive Officers
Jeff Kirwan(7)	2,655	156,250	158,905	*
Certain Other Beneficial Holders
Doris F. Fisher(8)	24,530,644	0	24,530,644	6.3%
John J. Fisher(9)	64,069,166	0	64,069,166	16.5%
The Vanguard Group(10)	25,421,798	0	25,421,798	6.5%
(1)	Reflects stock options exercisable and stock units vesting within 60 days after March 26, 2018. Also includes the outstanding stock units earned but unpaid to non-employee directors, which are subject to a three-year deferral period but would be issued immediately upon the resignation or retirement of the non-employee director, as described on page 14.
(2)	“*” indicates ownership of less than 1% of the outstanding shares of our common stock.
45

(3)	Includes (a) 18,135 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 8,279,029 shares beneficially owned as a co-trustee of trusts for other beneficiaries of which Robert J. Fisher shares dispositive and voting power (including shares held by the trusts through a limited liability company), (c) 2,721,010 shares owned as community property with his spouse with shared dispositive and voting power, (d) 15,000 shares beneficially owned through Delaware limited partnerships over which Robert J. Fisher has sole dispositive and voting power, (e) 6,131,087 shares beneficially owned as trustee of a trust for his benefit with sole dispositive and voting power, (f) 2,385,304 shares beneficially owned as trustee of trusts for his benefit over which Robert J. Fisher has sole dispositive power and other proxyholders have proxies granting sole voting power, (g) 616,487 shares for which Robert J. Fisher has a proxy granting him sole voting power, (h) 873,300 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable purposes over which Robert J. Fisher shares dispositive and voting power, and (i) 27,000,000 shares owned by FCH TBME LLC of which Robert J. Fisher is the sole manager with sole dispositive power over 27,00,000 shares, sole voting power over 23,400,000 shares and an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identified in the table above, Robert J. Fisher’s spouse separately owns 125,195 shares over which Mr. Fisher has no dispositive or voting control. Robert J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(4)	Includes (a) 18,135 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 11,360,396 shares beneficially owned as trustee of a trust for William S. Fisher’s benefit with sole dispositive and voting power, (c) 9,815,109 shares beneficially owned as a co-trustee of trusts for other beneficiaries of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 378,590 shares beneficially owned as trustee of trusts for other beneficiaries with sole dispositive and voting power, (e) 15,624 shares beneficially owned and held in a 401(k) account with shared dispositive and voting power, (f) 15,000 shares beneficially owned through Delaware limited partnerships over which William S. Fisher has sole dispositive and voting power, (g) 367,014 shares beneficially owned as trustee of a trust for his benefit with sole dispositive and voting power, (h) 616,487 shares beneficially owned as trustee of a trust for his benefit over which William S. Fisher has sole dispositive power and another individual proxyholder has a proxy granting sole voting power, (i) 16,306,469 shares for which William S. Fisher has proxies granting him sole voting power, (j) 3,235,000 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable purposes over which he shares dispositive and voting power, and (k) 27,000,000 shares owned by FCH TBMS LLC of which William S. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares and an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identified in the table above, William S. Fisher’s spouse separately owns 163,999 shares over which Mr. Fisher has no dispositive or voting control. William S. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(5)	Ms. Tsang is not standing for reelection to the Board of Directors.
(6)	Reflects the information above as well as information regarding our unnamed executive officers; provided, however, that shares reflected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reflected once in this line. See the note regarding various Fisher family holdings immediately following this table.
(7)	Mr. Kirwan ceased to be an executive officer of the Company in March 2018.
(8)	Includes 5,000,000 shares beneficially owned as trustee of a trust for her benefit over which Doris F. Fisher has sole dispositive power and another individual proxyholder has a proxy granting sole voting power. Amounts shown do not include shares held directly or indirectly by Mrs. Fisher’s three adult sons or their spouses, beneficial ownership of which is disclaimed because Mrs. Fisher does not have voting or dispositive control over such shares. Doris F. Fisher's address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(9)	Includes (a) 4,563,553 shares owned through trusts for which John J. Fisher is trustee and has sole dispositive and voting power, (b) 9,336,042 shares beneficially owned as a co-trustee of trusts for other beneficiaries for which voting and dispositive power is shared (including shares held by the trusts through a limited liability company), (c) 16,035,368 shares beneficially owned as trustee of trusts for his benefit over which John J. Fisher has sole dispositive power and another individual proxyholder has proxies granting sole voting power, (d) 7,114,203 shares for which John J. Fisher has proxies granting sole voting power, (e) 20,000 shares beneﬁcially owned through Delaware limited partnerships over which John J. Fisher has sole dispositive and voting power, and (f) 27,000,000 shares owned by FCH TBML LLC of which John J. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares with an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. Mr. Fisher disclaims individual beneﬁcial ownership of shares owned by FCH TBML LLC except to the extent of his actual ownership interest therein. Also see the note regarding various Fisher family holdings immediately following this table. Amounts shown do not include 43,790 shares owned by Mr. Fisher's spouse, over which Mr. Fisher does not have voting or dispositive control. John J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(10)	The Schedule 13G filed with the SEC by The Vanguard Group on February 9, 2018 indicates that, as of December 31, 2017, The Vanguard Group has sole power to direct the voting of 317,467 shares, shared power to direct the voting of 48,639 shares, sole power to direct the disposition of 25,070,391 shares, and shared power to direct the disposition of 351,407 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
46

Note Regarding Various Fisher Family Holdings

SEC rules require reporting of beneficial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.

The shares described in footnotes (3), (4) and (9) above for which voting and investment power is shared by Messrs. Robert J. Fisher, William S. Fisher, and/or John J. Fisher actually represent an aggregate of 13,715,090 shares, rather than 27,430,180 shares, as a result of that shared voting and investment power.

In addition, the shares described in footnotes (3), (4) and (9) above for which sole dispositive power is held by one person and, pursuant to irrevocable proxies, sole voting power is held by a different person actually represent an aggregate of 21,537,159 shares, rather than 43,074,318 shares.

For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total beneficial ownership of 37.5% of the outstanding shares by Messrs. John J. Fisher, Robert J. Fisher, William S. Fisher and charitable entities for which one or more Fishers is a trustee.

The aggregate total beneficial ownership of Mrs. Doris F. Fisher and Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher, including charitable entities for which one or more of the Fishers is a trustee, is 43.8% of the outstanding shares. Mrs. Doris F. Fisher, and Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher each disclaim beneficial ownership over shares owned by other members of the Fisher family, except as specifically disclosed in the footnotes above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and holders of more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports about their ownership of the Company’s common stock. Such directors, officers and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Securities and Exchange Commission regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. The Company notes that due to a third-party administrative error, a sale by Mr. Martin of the Company’s common stock on March 18, 2013, and a gift by Mr. Martin on December 31, 2014, were never reported on a Form 4 or Form 5. Mr. Martin reported these transactions on a Form 5 on March 9, 2018. These transactions did not result in any liability under Section 16(b) of the Exchange Act. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2017 all other Section 16(a) filing requirements were satisfied on a timely basis or previously disclosed.

47

OTHER INFORMATION

Questions and Answers About the Annual Meeting and Voting

Who are the proxyholders and how were they selected?

The proxyholders are Arthur Peck, Julie Gruber and Teri List-Stoll, who were selected by our Board of Directors and are officers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors.

How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $8,000, plus reimbursement of out-of-pocket expenses.

How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2017 Annual Report to Shareholders are available at: www.gapinc.com (follow the Investors, Annual Reports and Proxy links).

Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneficial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneficial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.

What is the difference between a shareholder of record and a beneficial owner of shares?

Shareholder Of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares.

48

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

May I attend the Annual Meeting?

All shareholders as of the close of business on the Record Date, or holders of a valid proxy for the Annual Meeting, are entitled to attend the Annual Meeting. Shareholders who plan to attend the Annual Meeting must present valid photo identification. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee, nominee, or other similar organization (i.e., in street name), you must provide proof of beneficial ownership as of the Record Date. Proof of beneficial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, nominee, or other similar organization, a copy of the Notice of Internet Availability of Proxy Materials, if one was mailed to you, or similar evidence of ownership. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

How can I listen to the live webcast of the meeting?

We plan to offer an audio webcast of the Annual Meeting at www.gapinc.com. If you choose to listen to the webcast, go to our website at www.gapinc.com (follow the Investors, Webcasts links) shortly before the start of the meeting and follow the instructions provided. Please note that this webcast will be “listen only.” If you would like to vote, ask questions, or otherwise interact with the meeting participants, you will need to attend the meeting in person. The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

Are votes confidential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:

•	As required to tabulate and certify the vote;
•	As required by law; and/or
•	If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.

What happens if I do not give specific voting instructions?

Shareholder Of Record

If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneficial Owner

If you are a beneficial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratification of the selection of independent registered public accounting firm), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation). Therefore, your shares will not be voted on non-routine matters without your voting instructions.

49

What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm is the only routine proposal on the agenda for our Annual Meeting. The other two proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.

So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter.

What vote is required to approve each proposal?

Election Of Directors

Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director, in person or by proxy, at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board of Directors’ acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board of Directors will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board of Directors’ decision will be disclosed publicly.

Other Proposals

The other two matters on the agenda for shareholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Note that Proposal 2 (ratification of the selection of independent registered public accounting firm) and Proposal 3 (advisory vote on executive compensation) are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 16, 2018 (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.

50

May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Gap Inc.

Two Folsom Street

San Francisco, California 94105

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting in person at the Annual Meeting.

When are shareholder proposals for the 2019 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2019, the Company’s Corporate Secretary must receive it no later than December 11, 2018. Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2019 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 21, 2019, and no earlier than January 22, 2019 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of our 2018 Annual Meeting). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC. If a shareholder fails to submit the notice by February 21, 2019, then the proposed business would not be considered at our Annual Meeting in 2019 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4 (c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2019 as to which the proponent fails to notify us on or before February 21, 2019. Notifications must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained by writing to our Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance links).

By Order of the Board of Directors,

Julie Gruber

Corporate Secretary

51

This Proxy Statement is printed on paper manufactured from well-managed forests, controlled sources, and recycled wood or fiber. Soy ink, rather than petroleum-based ink, is used throughout. We encourage you to recycle this document when you are finished with it.

GAP INC.
ATTN: MARIE MA
TWO FOLSOM STREET
SAN FRANCISCO, CA 94105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E44430-P06435-Z72111	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GAP INC.

The Board of Directors recommends you vote "FOR" Item 1.
1.	Election of Directors.

	Nominees:		For	Against	Abstain
	1a.	Robert J. Fisher	☐	☐	☐
	1b.	William S. Fisher	☐	☐	☐
	1c.	Tracy Gardner	☐	☐	☐
	1d.	Brian Goldner	☐	☐	☐
	1e.	Isabella D. Goren	☐	☐	☐
	1f.	Bob L. Martin	☐	☐	☐
	1g.	Jorge P. Montoya	☐	☐	☐
	1h.	Chris O'Neill	☐	☐	☐
	1i.	Arthur Peck	☐	☐	☐
	1j.	Mayo A. Shattuck III	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote "FOR" Items 2 and 3.		For	Against	Abstain
2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 2, 2019.	☐	☐	☐
3.	Approval, on an advisory basis, of the overall compensation of the named executive officers.	☐	☐	☐
4.	Transact such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E44431-P06435-Z72111

GAP INC.
Annual Meeting of Shareholders
May 22, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Arthur Peck, Julie Gruber and Teri List-Stoll, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of GAP INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM local time on May 22, 2018 at GAP INC. Headquarters, Two Folsom Street, San Francisco, CA 94105, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side